UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant [X] Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-12
QUESTAR CORPORATION ________________________________________________________________________________ (Name of Registrant as Specified in its Charter)
________________________________________________________________________________ (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:
_________________________________________________________________________________
2)	Aggregate number of securities to which transaction applies:
_________________________________________________________________________________
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_________________________________________________________________________________
4)	Proposed maximum aggregate value of transaction:
_________________________________________________________________________________
5)	Total fee paid:
_________________________________________________________________________________

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
___________________________________________________________________________________
2)	Form, Schedule or Registration Statement No.:
___________________________________________________________________________________
3)	Filing Party:
___________________________________________________________________________________
4)	Date Filed:
___________________________________________________________________________________

PRELIMINARY PROXY MATERIALS–SUBJECT TO COMPLETION

QUESTAR CORPORATION

180 East 100 South

P. O. Box 45433

Salt Lake City, Utah 84145-0433

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 19, 2009

The Annual Meeting of Shareholders of Questar Corporation, a Utah corporation (the Company or Questar), will be held at 1140 West 200 South, Salt Lake City, Utah, on Tuesday, May 19, 2009, at 8:00 a.m. local time. The purpose of the Annual Meeting is to:

1.

Elect three directors to serve three-year terms and one director to serve a one-year term;

2.

Ratify the selection of Ernst & Young LLP as the Company’s independent auditor;

3.

Approve amendments to the Articles of Incorporation of the Company to provide for the staggered elimination of the Company's classified board structure and to remove the requirement that the Company have 13 directors;

4.

Approve amendments to the Articles of Incorporation of the Company to remove an outdated statutory reference and clarify the director liability standard;

5.

Approve amendments to the Articles of Incorporation to increase the number of authorized shares from 360,000,000 to 510,000,000 and to make certain other clarifying changes;

6.

Approve an amendment to the Articles of Incorporation to eliminate a provision imposing limits on preferred stock;

7.

Approve performance metrics and amendments to the Long-term Cash Incentive Plan;

8.

Vote on a shareholder proposal regarding majority voting in uncontested director elections;

9.

Vote on a shareholder proposal to hold an advisory vote on executive compensation; and

10.

Act on any other matters that may properly come before the meeting.

Only holders of common stock at the close of business on March 10, 2009, the record date of the Annual Meeting, may vote at the Annual Meeting or any adjournment or postponement thereof .. You may revoke your proxy at any time before it is voted. If you have shares registered in the name of a brokerage firm or trustee and plan to attend the meeting, please obtain a letter, account statement, or other evidence of your beneficial ownership of shares to facilitate your admittance to the meeting. This proxy statement is being provided to shareholders on or about April __, 2009.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet, as well as by telephone or by mailing a proxy card. Voting via the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions you received regarding each of these voting options. Voting over the Internet or by telephone is fast and convenient, and your vote is immediately tabulated. By using the Internet or telephone, you help reduce the Company’s cost of postage and proxy tabulations.

 By Order of the

 Board of Directors

Abigail L. Jones

Corporate Secretary

Salt Lake City, Utah

April __, 2009

PRELIMINARY PROXY MATERIALS–SUBJECT TO COMPLETION

QUESTAR CORPORATION

PROXY STATEMENT

The Board of Directors (the Board) of Questar Corporation (the Company or Questar ) is soliciting proxies from its shareholders to be used at the Annual Meeting on Tuesday, May 19, 2009 (the Annual Meeting), or any postponement or adjournment thereof. This proxy statement contains information related to the Annual Meeting. At the Annual Meeting, holders of common stock will elect three directors of the Company for three-year terms that expire in 2012 and one director for a one-year term expiring in 2010. Shareholders will also vote on whether to ratify Ernst & Young LLP as the Company ' s independent auditor and whether to approve certain proposed amendments to the Company ' s Restated Articles of Incorporation , as amended (the Articles of Incorporation). Finally, shareholders will vote on whether to approve performance metrics and amendments to the Company's Long-term Cash Incentive Plan (LTCIP) and on two shareholder proposals. Information concerning the Annual Meeting, and solicitation of proxies for it, is presented in a question-and-answer format.

Q:

What is the Notice of Internet Availability of Proxy Materials that I received instead of a full set of proxy materials?

A:

In accordance with Securities and Exchange Commission (SEC) rules, we may now furnish proxy materials, including this proxy statement and our 2008 Annual Report to Shareholders, by providing access to these documents on the Internet instead of mailing a printed copy of our proxy materials to shareholders. Most shareholders have already received a Notice of Internet Availability of Proxy Materials (the Notice), which provides instructions for accessing our proxy materials on a Web site referred to in the Notice or for asking to receive printed copies of the proxy materials by mail or e-mail.

If you would like to receive a paper copy of the proxy materials for the Annual Meeting and for all future meetings, you should follow the instructions for requesting such materials included in the Notice. The delivery options that we have chosen this year will lower the Company's cost of delivery and reduc e the environmental impact of printing.

Q:

What am I voting on?

A:

You are being asked to elect three directors of the Company for three-year terms that expire in 2012 and one director for a one-year term e xpir ing in 2010. The nominees for three-year terms are Keith O. Rattie, M. W. Scoggins and Harris H. Simmons. The nominee for a one-year term is James A. Harmon. You will also vote on whether to ratify Ernst & Young LLP as the Company ' s independent auditor and whether to approve certain proposed amendments to the Articles of Incorporation that are more fully described in this proxy statement .. Finally, you will vote on whether to approve performance metrics and amendments to the LTCIP and on two shareholder proposals.

Q:

Who can vote?

A:

Shareholders who owned shares as of the close of business on March 10, 2009, may vote at the Annual Meeting. Each holder is entitled to one vote for each share held on such date.

Q:

If I am a shareholder of record, how do I vote?

A.

You may vote via the Internet. You may vote by proxy over the Internet by following the instructions provided in the Notice.

You may vote via the telephone. You may submit your vote by proxy over the telephone by following the instructions provided with the proxy materials.

You may vote by mail. If you received a printed set of the proxy materials, you may submit your vote by completing and returning the separate proxy card in the prepaid and addressed envelope.

You may vote in person at the meeting. All shareholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the meeting.

Q:

If I am a shareholder of record, how will my shares be voted if I do not provide voting instructions?

A:

If you are a shareholder of record and you:

•

indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

•

sign and return a proxy card without giving specific voting instructions,

then the named proxies will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and in the discretion of the named proxies on any other matter presented at the Annual Meeting.

Q:

If my shares are held by a broker, bank or other nominee, how do I vote?

A:

If your shares are held in street name by a broker, bank or other nominee, please refer to the instructions provided by that broker, bank or nominee regarding how to vote or how to revoke your voting instructions.

Q:

How will my shares held in street name be voted if I do not provide voting instructions?

A:

New York Stock Exchange (NYSE) rules determine whether proposals presented at shareholder meetings are routine or not. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner. If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote because the proposal is not routine and the owner does not provide instructions.

Pursuant to NYSE rules, if you are the street-name holder and you do not provide instructions to your broker on Item Nos. 1 through 5 and Item 7, your broker can vote your shares at its discretion on these matters. If you are a street-name holder and do not provide instructions to your broker on Item Nos. 6, 8 and 9 , your broker may not vote your shares on these matters.

Q:

Who is soliciting my proxy?

A:

Questar's Board of Directors.

Q:

Who is paying for the solicitation?

A:

The Company is paying for the solicitation of proxies and will reimburse banks, brokers, and other custodians for reasonable charges to forward materials to beneficial holders. The initial solicitation of proxies by mail may be supplemented by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other regular employees.  No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts. The Company has hired Innisfree M&A Incorporated ("Innisfree") to assist it in the distribution of proxy materials and the solicitation of votes. The Company will pay Innisfree a base fee of $15,000 plus customary costs and expenses for these services, and has agreed to indemnify Innisfree against certain liabilities arising out of or in connection with its engagement ..

Q:

What constitutes a quorum?

A:

On March 10, 2009, the Company had 173,870,988 shares of common stock issued and outstanding. A majority of the shares, or 86,354,495 shares, constitutes a quorum. Abstentions, withheld votes and broker non-votes are counted for determining whether a quorum is present.

Q:

What vote is required to approve each proposal?

A:

Election of Directors: Election of the director nominees named in Item No. 1 requires the affirmative vote of a plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. The candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected as directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named in Item No. 1. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Abstentions and broker non-votes will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors. Shareholders may not cumulate votes in the election of directors.

A:

Ratification of the Company's Independent Auditor: Ratification of the selection of Ernst & Young LLP as the Company’s independent auditor for fiscal year 2009, as specified in Item No. 2, requires that more shares are voted in favor of the proposal than against the proposal. If this selection is not ratified by our shareholders, the Finance & Audit Committee may reconsider its recommendation. Abstentions and broker non-votes will not be considered votes cast and will have no effect on the outcome of this proposal.

A:

Approval of A mendments to the Articles of Incorporation to Declassify the Board and Eliminate the Requirement to Have 13 Directors : The affirmative vote of 80% of the issued and outstanding capital stock of the Company entitled to vote at the Annual Meeting is required to approve the amendment to the Articles of Incorporation to declassify the Board and eliminate the requirement for the Board to have 13 directors, as described in Item No. 3. Abstentions and broker non-votes will not be considered votes cast and will have no effect on the outcome of this proposal.

A:

Approval of Amendments to the Articles of Incorporation to Clarify the Director Liability Standard: The affirmative vote of 80% of the issued and outstanding capital stock of the Company entitled to vote at the Annual Meeting is required to approve the amendment to the Articles of Incorporation to clarify the director liability standard as described in Item No. 4. Abstentions and broker non-votes will not be considered votes cast and will have no effect on the outcome of this proposal.

A:

Approval of Amendments to the Articles of Incorporation to Increase the Number of Authorized Shares and to Make Certain Other Clarifying Changes: Approval of the amendments to increase the number of authorized shares and to make certain other clarifying changes throughout the Articles of Incorporation, as described in Item No. 5 requires that more shares are voted in favor of the amendments than against them. Abstentions and broker non-votes will not be considered votes cast and will have no effect on the outcome of this proposal.

A:

Approval of an Amendment to the Articles of Incorporation to Eliminate a Provision Imposing Limits on Preferred Stock: Approval of an amendment to eliminate a provision imposing limits on preferred stock as described in Item No. 6 requires that more shares are voted in favor of the amendment than against it. A bstentions and broker non-votes will not be considered votes cast and will have no effect on the outcome of this proposal.

A:

Approval of P erformance M etrics and A mendments to the LTCIP: Approval of the performance metrics and amendments to the LTCIP, as set forth in Item No. 6, requires that more shares are voted in favor of the item than against it. Abstentions and broker non-votes will not be considered votes cast and will have no effect on the outcome of this proposal.

A.

Votes on Advisory Shareholder Proposals: Approval of the advisory shareholder proposals requires that more shares are voted in favor of the proposals than against them. Abstentions and broker non-votes will not be considered votes cast and will have no effect on the outcome of these proposals ..

Q:

How does the Board of Directors recommend that I vote?

A:

The Board of Directors recommends that you vote FOR Item Nos. 1 through 7, makes no voting recommendation on Item No. 8, and recommends that you vote AGAINST Item No. 9.  If a shareholder does not specify the manner in which shares represented by a validly executed proxy are to be voted on Item No. 8, such shares will be treated as abstentions.

Q:

How will my vote be handled on other matters?

A:

The Company 's Bylaws limit the matters presented at the Annual Meeting to those in the notice, those properly presented by the Board of Directors, and those presented by shareholders so long as the shareholder gives the corporate secretary written notice of the matter at least 90 days but not more than 120 days prior to the anniversary date of the prior year’s annual meeting. (See "Other Matters" below for a detailed discussion of the Company's Bylaw requirements.) We do not expect any other matter to come before the Annual Meeting .. If any other matter is presented at the Annual Meeting, your signed proxy gives the named proxies authority to vote your shares at their discretion.

Q:

How do I revoke a proxy?

A:

You may revoke your proxy by submitting a new proxy with a later date, including a proxy given via the Internet or telephone, or by notifying the corporate secretary before the meeting by mail at the address shown on the Notice of Annual Meeting of Shareholders .. If you attend the Annual Meeting in person and vote by ballot, any previously-submitted proxy will be revoked.

Q:

Who may attend the Annual Meeting?

A:

Any shareholder of record as of March 10, 2009, may attend. If you own shares through a nominee or trustee, please obtain a letter, account statement, or other evidence of your ownership of shares as of such date .. Directions to the annual meeting can be obtained by contacting Abigail L. Jones at 801-324-5678 ..

Q:

When are shareholder proposals due for the next Annual Meeting?

A:

To be considered for presentation at the Company's 2010 Annual Meeting and included in the proxy statement pursuant to Rule 14a-8 (17 CFR 240.14a-8), a shareholder proposal must be received at the Company's office no later than December 9, 2009.

ITEM NO. 1 - ELECTION OF DIRECTORS

The Company's Restated Articles of Incorporation currently provide for a Board of 13 directors, divided into three classes approximately equal in number, elected to serve three-year terms .. The terms of four directors , James A. Harmon, Keith O. Rattie, M. W. Scoggins and Harris H. Simmons expire at this Annual Meeting.

Messrs. Rattie, Scoggins and Simmons have been nominated for three-year terms. Mr. Harmon, who has reached retirement age, has been nominated for a one-year term. In 2008, the Board decided to waive the retirement policy to allow Mr. Harmon to serve for a one year term ending in 2009 due to his continuing active involvement in business, financial and community affairs and his many contributions to the Board of Directors. This nomination also moved Mr. Harmon into the group of directors with terms expiring in 2009, making the classes of directors more equal in size, consistent with the Company’s Articles of Incorporation and Bylaws. The Board has decided to again waive the retirement policy and nominate Mr. Harmon to serve for an additional one-year term ending in 2010. While this will result in a larger number of directors with terms expiring in 2010 compared to the other director groups, the Board has recommended the approval of amendments to the Company’s Articles of Incorporation that would provide for the staggered elimination of the Company’s classified board structure. If these amendments are not approved by the shareholders at this Annual Meeting, the Board will consider appropriate changes in connection with future nominations in order to make the director classes approximately equal in number.

All of the nominees have advised the Company that they are willing to serve as directors. However, in the event that any nominee is unwilling or unable to serve as a director, those named in the proxy may vote, at their discretion, for any other person.

Biographical information concerning the nominees, and the current directors of the Company whose terms will continue after the Annual Meeting appears below. Unless otherwise indicated, the nominees have been engaged in the same principal occupation for the past five years. Ages are correct as of the date of the proxy statement.

Nominees (Terms Expiring in 2012)

[Picture]

Mr. Keith O. Rattie, age 55, serves as the Company's chairman, president and chief executive officer. He has served as a director since 2001. He was named president effective February 1, 2001, chief executive officer May 1, 2002, and chairman May 20, 2003. He also serves as a director of ENSCO International, and Zions First National Bank. He is the past chairman of the Board of the Interstate Natural Gas Association of America.

[Picture]

Mr. M. W. Scoggins, age 61, has served as president of the Colorado School of Mines since June 2006. He retired as executive vice president of ExxonMobil Production Company in April 2004. He held that position from December 1999 until his retirement. He was first appointed to the Questar Board in 2005. He also serves as a director of Trico Marine Services, Inc. and Venoco, Inc., and is a member of the National Advisory Council of the United States Department of Energy’s National Renewable Energy Laboratory.

[Picture]

Mr. Harris H. Simmons, 54, is chairman, president and chief executive officer of Zions Bancorporation and chairman of the Board of Zions First National Bank. Mr. Simmons has served as a director of the Company since 1992. He also serves as a director of O. C. Tanner Company and National Life Holding Company.

Nominee (Term Expiring in 2010)

[Picture]

Mr. James A. Harmon, age 73, was reappointed to serve as a Questar director in 2001 after serving as chairman and president of the Export-Import Bank of the United States. He previously served as a director of the Company from 1976 to 1997. He currently is chairman of a financial advisory firm, Harmon & Co. LLC, and is also chairman of the Caravel Fund (International) Ltd., an emerging-markets fund. Mr. Harmon is also the chairman of the World Resources Institute, a global policy and research institution. He is a member of the Board of Directors of the School of International and Public Affairs at Columbia University, and the Center for Global Development.

Continuing Directors (Present Terms Expire in 2010)

[Picture]

Ms. Teresa Beck, age 54, has served as a director of the Company since 1999. She was president of American Stores from 1998 to 1999, and was American Stores' chief financial officer from 1993 to 1998. She is a director of Lexmark International, Inc. and Amylin Pharmaceuticals, Inc. and a trustee of Intermountain Healthcare, The Nature Conservancy and The Nature Conservancy of Utah. She serves on the University of Utah National Advisory Council.

[Picture]

Mr. R. D. Cash, age 66, served as the Company’s chief executive officer from May 1984 to May 2002 and as the Company’s chairman of the board from May 1985 to May 2003. Mr. Cash has been a director of the Company since 1977 and also serves as a director of Zions Bancorporation, National Fuel Gas Company, Associated Electric and Gas Insurance Services Limited, and the Texas Tech Foundation, Inc.

[Picture]

Mr. Robert E. McKee, III, age 62, has served as a director of the company since 2003. He was a senior oil advisor to the Coalition Provisional Authority and the Iraqi Oil Ministry in Iraq to assist with the rebuilding of its oil industry from September 1, 2003, to March 18, 2004. He retired on March 31, 2003, after 37 years with ConocoPhillips and Conoco, Inc., including 10 years as executive vice president, Exploration and Production (1992-2002). He is a director of Parker Drilling Company and the Post Oak Bank, and a member of the President's Council for the Colorado School of Mines. He is currently serving as chairman of Enventure Global Technology.

[Picture]

Mr. Gary G. Michael, age 68, has been a director of the Company since 1994. He served as chairman and chief executive officer of Albertsons, Inc. from

February 1991 to April 2001. He served as interim president of the University of Idaho from June 2003 until August 2004. He is a director of Idacorp Inc. and The Clorox Company.

[Picture]

Mr. Charles B. Stanley, age 50, serves as executive vice president and chief operating officer of the Company. He has served as a director of the Company since 2002. Mr. Stanley serves as president and chief executive officer of Questar Market Resources and of each company within that group, including Questar Exploration and Production, Questar Gas Management and Wexpro. He is a director of Hecla Mining Company, current president and director of the Independent Petroleum Association of Mountain States, and a board member of the American Exploration and Production Council.

Continuing Directors (Present Terms Expire in 2011)

[Picture]

Mr. Phillips S. Baker, Jr., age 49, is the president, chief executive officer and a director of Hecla Mining Company. Mr. Baker served as chief financial officer of Hecla from May 2001 to June 2003, and as chief operating officer from November 2001 to May 2003, before being named as chief executive officer in May 2003. He was appointed to serve as a director of Questar in 2004.

[Picture]

Mr. L. Richard Flury, age 61, retired as chief executive, Gas and Power for BP plc on December 31, 2001. He had served in that position from January 1999 to his retirement. Prior to working for BP plc and BP Amoco plc, Mr. Flury held a number of key management positions with Amoco Corp., including chief executive for worldwide exploration and production. He was first elected to Questar’s Board in 2002. Mr. Flury also serves as a director of Chicago Bridge and Iron Company, N.V., and Callon Petroleum Company.

[Picture]

Mr. Bruce A. Williamson, age 49, is the chairman, chief executive officer and president of Dynegy Inc. Mr. Williamson was named Dynegy’s president and chief executive officer and elected to that company’s board of directors in October 2002, and elected chairman in May 2004. Mr. Williamson has served on Questar’s board of directors since 2006.

GOVERNANCE INFORMATION

BOARD COMMITTEES

The Board has standing audit (Finance and Audit), nominating (Governance/Nominating), and compensation (Management Performance) committees that are each comprised solely of independent directors. Each committee has a charter. The charters, along with the Company’s Business Ethics Policy and Corporate Governance Guidelines, are available on the Company's Web site (www.questar.com) and in print at the request of any shareholder. The following section contains information about Board Committees.

The table below sets forth members and chairs of the committees.

Management

Governance/

Name of Director                  Finance/Audit

Performance

 Nominating

 Executive

P. S. Baker Jr.

X

X

T. Beck

X

X

X

R. D. Cash

        X

L. Richard Flury

X1

X

    X

J. A. Harmon

X

X

R. E. McKee III

X1

X

       X

G. G. Michael

X

X

K. O. Rattie

       X

M. W. Scoggins

X

X1

       X

H. H. Simmons

X

       X1

C. B. Stanley

B. A. Williamson

X

X

Meetings held in 2008

6

5

2

       0

___________________

1 Chair

FINANCE AND AUDIT COMMITTEE

The Finance and Audit Committee reviews auditing, accounting, financial reporting, and internal control functions; appoints the Company's independent auditors; monitors financing requirements, dividend policy, and investor-relations activities; and oversees compliance activities. The Company's common stock is listed on the NYSE and is governed by its listing standards. The Committee has adopted a charter, referred to as a "Statement of Responsibilities," that is available on the Company’s Web site at www.questar.com and in print at a shareholder’s request. The Company's Board has determined that all members of the Committee meet the independence standards of Section 303.01(B)(2)(a) and (3) of the Rules of the NYSE.

MANAGEMENT PERFORMANCE COMMITTEE

The Management Performance Committee functions as the Company’s compensation committee. The Committee oversees the Company’s executive compensation program and benefit plans and policies; administers the Long-term Stock Incentive Plan, the Long-term Cash Incentive Plan, the Deferred Compensation Wrap Plan, the Supplemental Executive Retirement Plan (SERP), the Annual Management Incentive Plan and the Annual Management Incentive Plan II; oversees succession planning; and annually reviews the performance of and approves all compensation decisions for officers, with a particular focus on the compensation decisions involving the chief executive officer and other officers listed in the Summary Compensation Table. The Committee submits its compensation decisions for named executive officers to the full Board for ratification. It frequently meets in executive sessions to discuss and determine compensation for officers. The Committee’s Statement of Responsibilities is available on the Company’s Web site at www.questar.com and in print at a shareholder’s request.

The Committee, chaired by Mr. Flury, met five times in 2008. Prior to and during its February meeting, the Committee undertook a comprehensive review of executive performance and compensation to ascertain whether compensation for the Company’s officers remains consistent with the objectives and practices described in more detail in the Compensation Discussion and Analysis.

The Committee retained Hewitt Associates, LLC. (Hewitt) as its consultant for 2008 executive compensation. Hewitt reports directly to the Committee which has sole authority to retain or dismiss advisors.

In October 2007, Hewitt met with the Committee and presented a report that included market data on the compensation of the named executive officers and qualitative analysis of that data. An executive session followed this presentation. In January 2008, Hewitt met with the Committee to review Mr. Rattie’s recommendations on top officer compensation. The Committee subsequently met in executive session to discuss the recommendations and Hewitt’s observations concerning Mr. Rattie’s compensation. In February 2008, Hewitt met with the Committee again, both in regular and executive session, and discussed recommendations about total compensation for the named executive officers. The Committee reviewed the recommendations and determined the final salaries and incentive compensation for each officer. The Committee met in executive session to determine Mr. Rattie’s compensation and reviewed market data provided by Hewitt relevant to his position. In determining the compensation for all named executive officers, the Committee discussed their performance, the Company’s performance and other relevant factors.

The Committee has delegated to its Chair Mr. Flury authority to ratify grants of restricted stock for the purpose of retaining key employees, particularly in highly-competitive professional disciplines. The full Committee then reviews them at its next meeting. The Committee also authorized Mr. Rattie to grant restricted stock to new hires up to 25,000 total shares per year and up to 4,000 shares per grant. The full Committee then reviews the grants at its next meeting. The delegated authority does not apply to newly hired executive officers.

GOVERNANCE/NOMINATING COMMITTEE

The Governance/Nominating Committee, which functions as the Company's nominating committee, is responsible for governance activities, particularly Board and Committee evaluations and committee assignments. All members are independent directors. The Chair of the Committee is Dr. Scoggins. The Committee’s Statement of

Responsibilities is available on the Company’s Web site at www.questar.com and in print at a shareholder’s request. The Statement of Responsibilities defines the criteria for director nominees, including nominees recommended by shareholders and self-nominees. These criteria provide a framework for evaluating all nominees as well as incumbent directors. The key criteria are: experience as a senior officer of a public company (e.g., chief executive officer, president, chief financial officer, or extensive experience in finance or accounting); activity in business at least part-time with skills and experience necessary to serve as chair of a board committee; willingness to commit time and energy to service as a director; experience in the Company's lines of business or understanding of the Company's business environment; ability to exercise independent judgment and make analytical inquiries; reputation for integrity and good judgment; and geographical location (residence or business activity) in states where the Company has significant operations.

The Committee will consider shareholder nominations using the criteria listed above. Shareholders interested in submitting the names of candidates who satisfy most, if not all, of the criteria listed above should submit in writing the names and qualifications of the candidate(s) to the Chair of the Governance/Nominating Committee at the Company's address. Nomination letters addressed to the Chair of the Governance/Nominating Committee, at the Company's address, will be forwarded without screening.

EXECUTIVE COMMITTEE

The Executive Committee acts on behalf of the Board of Directors and handles special assignments. The Committee’s Statement of Responsibilities is available on the Company’s Web site at www.questar.com and in print at a shareholder’s request. The Chairman of the Committee (currently Mr. Simmons) must be an independent director. The Chair functions as the Company's lead director, presiding over the executive sessions of the non-management directors who meet regularly. The lead director is nominated by the Governance/Nominating Committee and ratified by the full Board. The Nominating Committee has set the following criteria for the lead director:

1.

Independence as defined by the New York Stock Exchange;

2.

Experience on the Company’s Board of Directors;

3.

Experience as Chair of the Board’s other committees;

4.

Willingness to commit time and energy to service as lead director;

5.

Experience in the Company's lines of business or understanding of the Company's business environment;

6.

Ability to exercise independent judgment and make analytical inquiries; and

7.

Integrity and leadership skills.

INDEPENDENCE OF DIRECTORS

With the exception of Messrs. Rattie and Stanley, all of the Company's directors are independent as defined by the NYSE. The criteria applied by the Company in ascertaining independence are available on the Web site at www.questar.com and in print upon request of a shareholder. The Company takes the view that a director who has a relationship with a company or other entity that purchases gas from Questar Gas Company at regulated rates can still be considered independent. In determining which directors are independent, the Board considered Mr. Cash’s service as president and chief executive officer of the Company until May 2002 and as chairman of the board until May 2003. Additionally, the Board considered that during 2008, the Company and its educational foundation contributed $40,000 to the Colorado School of Mines, of which Dr. Scoggins is president, for scholarships and for the Department of Geology, and $134,000 for a building project. Additionally, the Board considered that the Company entered into a two-year agreement with The Nature Conservancy (TNC) to perform habitat evaluation and mitigation consulting work. TNC will be paid $1.11 million for that work. Ms. Beck is a trustee of TNC.

COMMUNICATIONS WITH DIRECTORS

Interested parties may communicate with the Board of Directors, including Mr. Harris H. Simmons (the lead director) or all non-management directors, by sending a letter in care of the corporate secretary at Questar Corporation, 180 East 100 South, P.O. Box 45433, Salt Lake City, Utah 84145-0433. The corporate secretary has the authority to discard any solicitations, advertisements, or other inappropriate communications, but will forward any other mail to the named director or group of directors. Any mail that is directed to the full Board will be forwarded to Mr. Rattie as chairman of the board.

ATTENDANCE AT MEETINGS

The Company's Board of Directors held seven meetings during 2008; Board Committees held a total of 13 meetings. All directors attended at least 75 percent of the meetings. The Company's directors had an overall attendance percentage of 97 percent. The Company's directors are expected to attend the Company's Annual Meeting. All of the directors attended the Company's 2008 Annual Meeting.

DIRECTOR RETIREMENT POLICY

In May of 1992 the Board of Directors adopted a retirement policy that permits an outside director to continue serving in such position until the Annual Meeting following his or her 72nd birthday if that director is still actively engaged in business. The Company does not have a policy limiting the number of terms that any individual director may serve. For the 2009 election, the Board has waived this policy to allow Mr. Harmon to stand for election for a one-year term ending at the next Annual Meeting.

MANAGEMENT PERFORMANCE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Management Performance Committee during January – May 2008 were Messrs. Flury, Harmon, McKee, Michael and Scoggins. During June – December 2008, the members were Messrs. Flury, Harmon, McKee, Michael and Scoggins and Ms. Beck. No member of this Committee was at any time during the 2008 fiscal year or at any other time an officer or employee of the Company. Additionally, no member of this Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company has served on the compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Management Performance Committee during the 2008 fiscal year.

CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS

There are no relationships or related-person transactions between the Company and any of its directors or officers that are required to be disclosed pursuant to federal securities laws. The Company requires all executive officers and directors to report to the vice president, compliance, any event or anticipated event that might qualify as a related-person transaction pursuant to Section 404(b) of Regulation S-K. The vice president, compliance then reports those transactions to the Finance and Audit Committee. The Company also collects information from questionnaires sent to officers and directors early each year that would reveal related-person transactions. If a report or questionnaire shows a potential related-person transaction, it will be investigated in accordance with the Company’s Business Ethics and Compliance Policy. The Company’s Finance and Audit Committee will review pending and ongoing transactions to determine whether they conflict with the best interests of the Company, impact a director’s independence or conflict with the Company’s Business Ethics and Compliance Policy. If a related-person transaction is completed, the Committee will determine whether rescission of the transaction, disciplinary action or reevaluation of a director’s independence is required.

SECURITY OWNERSHIP, DIRECTORS AND EXECUTIVE OFFICERS

The following table lists the shares of stock beneficially owned by each of the directors, each nominee, and each named executive officer and all directors and executive officers as a group as of February 27, 2009 (unless otherwise indicated). Except as noted, each person has sole voting and investment power over the shares shown in the table.

Amount and Nature of Common Stock Beneficially Owned:

	Number of Shares Owned	Right to Acquire[1]	Percent of Class[2]	Phantom Stock Units[3]

Phillips S. Baker, Jr.[5]	12,397	0	*	0
Teresa Beck	4,054	52,400	*	33,375
R. D. Cash[5,6]	860,620	185,602	0.60%	6,100
L. Richard Flury[5]	6,800	14,000	*	20,294
James A. Harmon[5,6]	103,903	14,000	*	12,372
Thomas C. Jepperson[4,5,6]	110,339	27,834	*	3,021
Robert E. McKee, III[6]	6,133	14,000	*	17,477
Gary G. Michael[5]	24,300	0	*	51,284
Jay B. Neese[4,5,6]	71,504	17,910	*	6,185
S. E. Parks[4,5,6]	289,624	354,200	0.37%	13,027
Keith O. Rattie[4,5,6,8]	245,312	906,668	0.66%	37,939

M. W. Scoggins	7,700	0	*	16,551
Harris H. Simmons[7]	108,800	42,800	*	63,458
Charles B. Stanley[4,5,6]	103,797	454,000	0.32%	20,430
Bruce A. Williamson	6,000	0	*	11,545

All directors and
executive officers
(18 individuals including	2,025,886	2,183,414	2.42%	324,010
those listed above)

1 Indicates shares that can be acquired by exercising stock options within 60 days of February 27, 2009.

2 Unless otherwise listed, the percentage of shares owned is less than .10%. (The percentages do not include phantom stock units.) The percentages of beneficial ownership have been calculated in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

3 Phantom stock units are held through the various deferred compensation plans available to the Company's directors and officers. Although these plans only permit such units to be paid in the form of cash, investment in such units represents the same investment in the performance of the Company's common stock as investment in actual shares of common stock.

4 The Company's executive officers have shares held for their accounts in the 401(k) Plan. The number of shares opposite each of their names includes equivalent shares of stock through such Plan as of February 27, 2009, as follows: Mr. Rattie, 2,544 shares; Mr. Stanley, 8,987 shares; Mr. Parks, 50,563 shares; Mr. Neese 27,424 shares; and Mr. Jepperson 12,429 shares.

5 The number of shares includes shares of unvested restricted stock as of February 27, 2009, as follows: Mr. Rattie, 83,332 shares; Mr. Stanley, 62,666 shares; Mr. Parks, 26,832 shares; Mr. Jepperson, 8,732 shares; Mr. Neese, 15,000 shares; Mr. Baker, 5,815 shares; Mr. Cash, 5,815 shares; Mr. Flury, 2,800 shares, Mr. Harmon, 5,899 shares; and Mr. Michael, 2,800 shares. They receive dividends and have voting powers for the shares but cannot dispose of them until they vest.

6 Of the total shares reported for Mr. Cash, 137,966 shares are owned by his family's private foundation. Mr. Harmon also has 4,000 shares which are owned by his family's private foundation for which he has voting and investment power. Some of Messrs. Rattie’s, Neese’, Jepperson’s and Parks’ record shares are owned jointly with their spouses. All of the vested shares listed for Mr. Stanley are held in the CJ Trust of which he and his wife are trustees. Two hundred shares of common stock are held in the name of the McKee Family Trust.

7 Mr. Simmons is also a trustee for the Roy W. Simmons Marital Trust holding 3,200 shares and holds 38,400 shares in a margin account.

8 Mr. Rattie is the chairman of the Board of Trustees of the Questar Corporation Educational Foundation, the Questar Corporation Arts Foundation, and the Questar Corporation Native American Scholarship Foundation, three nonprofit corporations that own an aggregate of 141,608 shares of the Company's common stock as of February 27, 2009. As chairman, Mr. Rattie has voting power for such shares, but disclaims any beneficial ownership of the shares. The shares are not included in the total opposite his name.

SECURITY OWNERSHIP- PRINCIPAL HOLDERS

SECURITY OWNERSHIP, PRINCIPAL HOLDERS

The following table sets forth information, as of December 31, 2008, with respect to each person known by the Company to beneficially own at least five percent of its common stock.

Name and Address of

Shares and Nature of

    Beneficial Owner

Beneficial Ownership

Percent of Class

The Vanguard Group, Inc.

8,842,697

5.1%

100 Vanguard Blvd.

Valley Forge, Pennsylvania 19335

1In its Schedule 13G filed on February 13, 2009, The Vanguard Group, Inc. indicated that it had sole power to dispose of 8,842,697 shares and sole voting power over 198,324 shares.

EQUITY COMPENSATION PLAN INFORMATION

The following information is accurate as of December 31, 2008:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	9,571,679	$17.53	4,183,075
Equity compensation plans not approved by security holders	_______0	____0_	________0

Total	9,571,679	$17.53	4,183,075

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

OBJECTIVES

The Company’s executive compensation program is designed to:

•

Attract, motivate, and retain the management talent required to achieve Company objectives;

•

Focus management efforts on both short-term and long-term drivers of shareholder value;

•

Tie a significant portion of executive compensation to Company long-term stock-price performance and thus shareholder returns; and

•

Foster a results-oriented culture while enhancing the Company’s reputation for ethics and integrity.

COMPONENTS

Compensation for named executive officers is comprised of the following major components:

•

Base salary;

•

Annual Management Incentive Plan (AMIP) or Annual Management Incentive Plan II (AMIP II);

•

Long-term Cash Incentive Plan (LTCIP);

•

Restricted stock and/or stock-option grants under the Long-term Stock Incentive Plan (LTSIP);and

•

Employee benefits, including retirement, health and welfare benefits.

COMPENSATION PHILOSOPHY & ROLE OF MANAGEMENT PERFORMANCE COMMITTEE

To attract, motivate and retain the executive talent required to achieve corporate objectives, the Committee believes it must offer key executives a competitive compensation package comprised of fixed and variable short-term and long-term components. The following table summarizes the role each component plays in the total compensation package:

Compensation Component	Role in Total Compensation

Base Salary	■ Provide a fixed and certain level of compensation to pay for an executive’s responsibility, relative expertise and experience.
Annual Cash Incentive ■ AMIP or AMIP II	■ Motivate and reward executives for achieving annual financial and operating goals that are aligned with shareholder and stakeholder interests.
Long-term Incentives ■ Restricted stock ■ Long-term cash incentive ■ Stock options

■

Deliver the majority of named executive officer compensation through long-term incentives aligned with shareholder interests;

■

Motivate and reward the achievement of long-term strategic Company objectives;

■

Recognize and reward the Company’s performance relative to industry peers over multi-year time periods;

■

Encourage long-term executive share ownership; and

■

Encourage executive retention by establishing multi-year incentive awards.

Benefits ■ Retirement ■ Health care ■ Other security benefits (life, disability)	■ Provide a tax-efficient means for employees to build financial security in retirement; ■ Provide minimum income protection against certain risks; and ■ Reward extended service with the Company.
Termination Benefits	■ Provide a competitive level of income protection.

To ensure that executive compensation remains consistent with the Company’s objectives, the Committee routinely:

•

Retains independent compensation consultants to: (a) review, critique and propose changes in compensation practice when necessary to maintain alignment with the above-listed objectives; (b) conduct and analyze market surveys; and (c) provide input on compensation actions for the Company’s top officers;

•

Reviews and approves AMIP and AMIP II participants, objectives and performance targets for each major business unit;

•

Reviews the Company’s consolidated financial results and the financial and operating results of the Company's major business units;

•

Evaluates the individual performance of the named executive officers;

•

Considers internal relative pay; and

•

Develops and approves annual and long-term compensation for the Company’s executive officers.

The Committee, with help from its compensation consultant, Hewitt, regularly conducts market surveys to estimate the 25th, 50th and 75th percentiles for total compensation for executive officers. The Committee defines total compensation as: base salary + AMIP II (or AMIP) target + LTCIP target + grant-date value of restricted stock and/or stock options (Equity Awards). The Committee in general targets the market 50th percentile for each named executive officer. The Committee has not adopted a separate process for reviewing tally sheets of executive officer compensation. Instead, the Committee reviews total executive compensation on a regular basis several times during the year. The Committee analyzes each component of every named executive officer’s compensation and examines total compensation for each such executive to ensure that the individual components and the total compensation satisfy the objectives described above. The Committee will continue to consider how it measures, evaluates and benchmarks all compensation components for executives. The intent is to ensure that each executive’s compensation remains competitive within the relevant segment of the natural gas industry, adjusted as appropriate for individual factors such as the officer’s experience and expertise. In addition to market-survey data, the Committee considers job performance, responsibilities, and advancement potential when setting compensation for each of the named executive officers.

Mindful of the challenges in the current economic environment, in February 2009, the Board ratified a recommendation from Mr. Rattie to freeze the salaries and target bonuses of all executive officers, including Messrs. Rattie, Stanley, Neese, Parks and Jepperson. In addition, the Board opted to freeze the estimated current market value of long-term incentive grants to Messrs. Rattie, Stanley, Parks and Jepperson at about the same value as they received in 2008. The Board did not freeze Mr. Neese’s long-term incentive compensation because of his recent promotion to executive management. The Board also placed a greater percentage of the named executive officers’

total and long-term incentive compensation at risk by allocating a larger amount of the officer’s long-term compensation to the LTCIP.

How the Company Determines the External Benchmarks for Named Executive Officers

The Company operates in four major segments of the natural gas industry: (a) exploration and production (E&P); (b) gas gathering and processing; (c) interstate natural gas pipelines; and (d) retail gas distribution. At any given time, the competitive environment for executive compensation may be significantly different in each of these four major segments. In 2008, when setting compensation for each key executive, the Committee, with advice from Hewitt, defined the relevant peer group for that executive. For example, because they had responsibilities for all business units, the peer groups for Messrs. Rattie, Parks and Jepperson included companies in all major segments of the natural gas industry. The peer group for Messrs. Stanley and Neese included predominantly E&P companies because they are officers of Market Resources, which conducts the Company’s E&P activities. In recent years, the competition for executive talent in the E&P segment of the industry has been intense, resulting in a rapid increase in total compensation for E&P executives. The Committee considers the relative size of companies in the industry peer group in its evaluation of market data. The Committee also reviews its officer compensation in relation to general-industry peers, a group of companies, selected by Hewitt, in other industries with median revenue similar to Questar. The Committee does not base compensation decisions for named executive officers on the pay of general-industry peers; the Committee uses this group as an indicator of executive compensation trends and practices.

Industry Peer Companies – Corporate Peer, E&P and Gas and Pipeline Groups

To arrive at an estimate of peer compensation values, the Committee designated all of the companies listed below as peers for Messrs. Rattie, Parks and Jepperson. The Committee defined all of the companies listed as (1) to be peers for Messrs. Stanley and Neese.

AGL Resources, Inc.

Cabot Oil & Gas Corporation (1)

Cimarex Energy Company (1)

CMS Energy Corporation

Dominion Resources, Inc.

El Paso Corporation

EOG Resources, Inc. (1)

Forest Oil Corporation (1)

Great Plains Energy, Inc.

Newfield Exploration Company (1)

NiSource, Inc.

Noble Energy, Inc. (1)

ONEOK, Inc.

Pioneer Natural Resources Company (1)

Plains Exploration & Production Company (1)

SCANA Corporation

Southern Union Company

Southwestern Energy Company (1)

The Williams Companies, Inc. (1)

The Committee sets annual base salary, AMIP or AMIP II target, LTCIP target and equity awards for all key executives. Hewitt and the Human Resources Department assist the Committee in the collection and analysis of peer-company data. Mr. Rattie has input into the compensation for all named executive officers except himself.

BASE SALARIES

The Committee establishes base salaries for executives by considering their scope of responsibilities, performance, and competitive market compensation paid by other companies in the executive’s peer group. The Committee reviews base salaries for the Company's named executive officers on at least an annual basis. When setting salaries, the Committee considers an estimate of the market 50th percentile for the executive’s relevant peer group, along with individual factors and internal comparisons with other Company officers. The Committee uses proxy data and information provided by Hewitt to obtain information about the base salaries paid by peers. In 2008, the average base salary increase for named executive officers was 10.4%.

INCENTIVE COMPENSATION

The Company’s named executive officers participate in either AMIP or AMIP II (AMIP II was originally approved by shareholders in 2005 and applies to those officers covered by Internal Revenue Code Section (IRC) 162(m)) and the LTCIP (originally approved by shareholders in 2004). Those officers also receive Equity Awards pursuant to the LTSIP (originally approved by shareholders in 2001). The Committee intends to put a substantial portion of each officer’s compensation at risk. AMIP and AMIP II payouts are tied to annual financial and operating goals set by the Board at the beginning of the plan year. LTCIP payouts are tied to total shareholder returns relative to a pre-set group of peer companies over a three-year period. Together these programs motivate participating executives to focus on total shareholder return over the longer-term. AMIP, AMIP II and LTCIP are cash plans that can award amounts from zero to a predetermined maximum depending on the Company’s results. The Committee believes that its approach effectively aligns the executive officers’ interests with shareholder interests. The Committee has not implemented a “clawback” provision for incentive compensation, but has reviewed and will continue to review compensation trends as appropriate.

AMIP AND AMIP II

Under AMIP and AMIP II, the Company sets separate performance targets for each major business unit. The performance targets are the same for AMIP II and AMIP. These business-unit targets are tied to key consolidated financial and operating goals. Each year, the Committee reviews and approves the specific annual performance targets for the Company as a whole, and for each major subsidiary. The performance targets are set at the beginning of each year after a review of that year’s budget and the prior-year actual results. Targets are generally at or above the Board-approved budget for the year.

2008 PERFORMANCE COMPONENTS AND TARGETS FOR BOTH AMIP AND AMIP II

Questar Market Resources Target
Questar Corporation earnings per share	$3.12
Business unit net income total [1] (millions)	$455.5
Questar Exploration and Production production volumes (Bcfe)	164
Questar Pipeline Target
Questar Corporation earnings per share	$3.12
Questar Pipeline net income (millions)	$55
Achievement of specific strategies and operational initiatives	4 of 6 affirmative answers
Questar Gas Target
Questar Corporation earnings per share	$3.12
Questar Gas net income (millions)	$36
Questar Gas customer satisfaction (1-7 scale)	6.15
Questar Gas annual operating and maintenance expenses per customer	$138
Safety performance [2]	3

1 The Questar Exploration and Production component of Questar Market Resources’ net income was indexed to commodity prices of $7.31 per Mcf for gas and $80.03 per bbl for oil, the then-current market price for natural gas and oil on the date the Committee approved the annual incentive plan goals.

2 “Safety performance” shows an average of injuries per 100 employees and preventable accidents per 1 million miles driven.

Mr. Rattie and Mr. Jepperson’s AMIP II and Mr. Parks’ AMIP payouts are based 50% on the results for Questar Market Resources and 25% each on the results for Questar Pipeline and Questar Gas. Mr. Stanley and Mr. Neese’s AMIP II payouts are based on the results for Questar Market Resources.

The Company calculates an overall payout factor, which can range from zero to 200% based on each unit’s actual results compared to the measures. Each officer's target bonus is multiplied by the respective payout factor to determine the payment. The maximum cash payment to any officer under the terms of AMIP II is capped at $1 million for fiscal years 2005 through 2008 and $1.5 million for fiscal years 2009 and later. This limit had the effect of capping Mr. Rattie’s maximum AMIP II bonus at 111% of target for 2008. The limit also capped Mr. Stanley’s bonus at 184% of target in 2008. The limit will have the effect of capping Mr. Rattie’s 2009 AMIP II bonus at 167% of target. Each officer's target bonus is a percentage of his annual base salary in effect on March 1 of the performance year. The Committee, in its sole discretion, can reduce the cash award otherwise payable to an officer. Neither the Committee nor the Company may increase the cash award otherwise payable under the AMIP or AMIP II formula.

The 2008 AMIP or AMIP II targets were as follows for the named executive officers:

•

Mr. Rattie

100%

•

Mr. Stanley

90%*

•

Mr. Parks

60%

•

Mr. Neese

60%*

•

Mr. Jepperson

60%

*This percentage includes the Market Resources Employee Incentive Plan (Market Resources EIP) which applies a 12.5% target. The Market Resources EIP applies to all employees (except those classified as temporary or occasional part-time) who work for Market Resources subsidiaries and are scheduled to work at least 20 hours per week.

In 2008, Market Resources’ payout was 200% of its target amount while Questar Pipeline paid out 114% of its target amount and Questar Gas paid out 118% of its target amount.

LONG-TERM CASH INCENTIVE PLAN

The LTCIP ties compensation for key executives to total shareholder return relative to a mix of peer companies over a longer-term (three-year) performance period. Payouts from the LTCIP, if any, are based on the Company’s total shareholder return (TSR) compared with a group of peer companies. The peer group includes a mix of E&P, pipeline, utility and integrated natural gas companies as set forth below:

Cabot Oil and Gas Company

Noble Energy, Inc.

Chesapeake Energy Corporation

Northwest Natural Gas Company

El Paso Corporation

ONEOK, Inc.

Energen Corporation

Pioneer Natural Resources Company

EOG Resources, Inc.

Plains Exploration & Production Company

Equitable Resources, Inc.

St. Mary Land & Exploration Company

Forest Oil Corporation

Southwestern Energy Company

National Fuel Gas Company

Ultra Petroleum Corporation

Newfield Exploration Company

The Williams Companies, Inc.

This list may not be the same as the peer list used for total compensation shown earlier in this proxy statement, although both focus on direct industry peers. The Company uses a single peer group for all officers under the LTCIP. In contrast, when setting total annual and long-term incentive compensation, the Committee attempts to tailor compensation to a relevant peer group for each officer.

For performance periods beginning in 2007 and later, the Company calculates three-year TSR as the sum of the average December stock price in the last year of the performance period, plus dividends paid over the full performance period, divided by the average December stock price in the month prior to the start of the performance period. The average December stock price is the simple average closing price for each trading day in December. The Company then ranks its three-year TSR among the peer companies to determine the TSR Rank Multiplier. In 2007, the Committee modified the Plan design to include a stock-appreciation multiplier in the calculation for performance periods beginning in January 2007 and later. The payout based on rank is multiplied by the ratio of the Questar stock price at the end of the three-year period divided by the Questar stock price at the beginning of the three-year period. Participants earn the maximum bonus if the Company has the highest TSR of its peer group. Participants earn the target bonus if the Company’s TSR ranks at the midpoint of the peer group. If the Company’s TSR for the performance period places it in the bottom third of the group, no bonus is paid under the LTCIP. There are currently three outstanding performance periods: 2007 through 2009, 2008 through 2010, and 2009 through 2011.

The calculation is as follows: Target Award x TSR Rank Multiplier x Stock Appreciation Multiplier = LTCIP Payout. The maximum payment under the LTCIP for any performance period is currently capped at $1.5 million.

The Company made payments under the LTCIP to the named executive officers for the 2006-2008 period in February 2009, and the amounts are reflected in the Summary Compensation Table (along with amounts paid under AMIP or AMIP II) in column (g). The Company's average annual TSR for that period was 2.1%, which ranked ninth out of the 13 publicly-traded peer companies. One of those companies, People’s Energy Company, ceased to be publicly traded. The payout calculation is based on the assumption that a company that ceased to be publicly traded ranked at the bottom of the list.

The Company is seeking to amend the LTCIP and to re-approve its performance metrics as described in Item 6 herein.

EQUITY AWARDS

The LTSIP is intended to (1) retain key executives and (2) ensure that executive officers have a significant incentive to manage the Company to maximize long-term shareholder returns. The value of the grant to each executive is tied to the Committee’s estimate of the market 50th percentile, adjusted to take into account performance, retention, the executive’s pay relative to other Company executives and other factors deemed by the Committee to be appropriate.

Restricted stock is the Company’s primary equity incentive tool. However, the Committee has granted and will continue to grant stock options to key executives. In 2008, the Committee granted a stock option award to Mr. Rattie due to the performance-oriented nature of the award and the competitive market for executive talent. The Committee recommends and the Board approves our restricted stock and option grants, including those shown in the Grants of Plan-Based Awards table.

For awards granted in 2008, the vesting schedule of the restricted stock grants extends over a four-year period, starting the second year after the date of grant with one third of the shares vesting in each of the remaining three years. These shares do not automatically vest upon retirement.

The Company typically makes annual equity grants in February. The Committee did not consider or approve any equity grants for named executive officers in 2008 other than in February. The Company does not backdate stock options or alter the exercise price after the grant date. As set forth in the LTSIP, the Board sets the option price at the time the option is granted, and that price cannot be less than the closing price of the Company’s common stock on the date of grant.

The Committee established a stock-ownership guideline for each named executive officer that is a multiple of his base salary. Under the guidelines, all named executive officers are required to own shares having a value of at least three times their annual base salary and, in Mr. Rattie’s case, eight times his base salary. These guidelines are intended to align the named executive officers’ interests with those of shareholders, while allowing them some opportunity to diversify their holdings. Phantom stock units attributable to deferred compensation are counted toward the total.

The Company’s Insider Trading Policy prohibits executive officers from short sales, selling options or derivatives covering the Company’s securities, and other similar transactions.

EXECUTIVE SEVERANCE COMPENSATION PLAN

The named executive officers participate in the Company’s Executive Severance Compensation Plan, which provides for benefits upon qualifying terminations of employment occurring on or within three years following a change in control of the Company. The Company and the Committee believe that this plan helps ensure that the Company attracts and retains the executive talent needed to achieve corporate objectives, particularly assuring that executives direct their attention to their duties, acting in the best interests of the shareholders, notwithstanding the possibility of a change in control. This plan is described, and estimates of payments to the named executives as of December 31, 2008, are set forth in the section entitled “Potential Payments upon Termination.”

EMPLOYMENT CONTRACTS

Messrs. Rattie and Stanley entered into employment agreements when they joined the Company in 2001 and 2002 respectively. None of the other named executive officers has an employment contract.

Mr. Rattie signed a new employment contract effective February 1, 2004, which is on file with the SEC’s EDGAR system as Exhibit 10.15 to the Company’s 2003 Annual Report on Form 10-K, and amendments thereto are included as exhibits to the Company’s Current Reports on Form 8-K filed on May 18, 2005, March 5, 2007 and January 6, 2009. The contract establishes Mr. Rattie’s three-year employment period, which originally expired February 1, 2007, but was automatically extended. It also sets forth various termination scenarios (death or disability, with or without cause, and by the executive) and the methods of calculating the amounts due to Mr. Rattie under each of those scenarios. The contract includes certain restrictive covenants such as non-solicitation of employees and confidentiality that apply upon termination.

The Company's current agreement with Mr. Stanley became effective on February 1, 2004. It is on file with the SEC’s EDGAR system as Exhibit 10.16 to the Company’s 2003 Annual Report on Form 10-K, and amendments thereto are included as exhibits to the Company’s Current Reports on Form 8-K filed on May 18, 2005 and January 6, 2009. The terms of Mr. Stanley’s contract are substantially identical to Mr. Rattie’s contract except for the amount of compensation, and Mr. Stanley’s contract specifically limits him to receiving the higher of any payment received under the Company’s Executive Severance Plan, or under his employment contract in the event of a change in control, but not both.

The amounts due to both officers under various termination scenarios, calculated as of December 31, 2008, are set forth in the section entitled “Potential Payments upon Termination.”

QUALIFIED RETIREMENT PLANS

The Company maintains both a defined-contribution retirement plan (the 401(k) Plan) and a defined-benefit retirement plan (the Pension Plan). The named executive officers participate in both of these plans. These plans are described in the narrative to the “Retirement Plans” section.

OTHER BENEFITS

The named executive officers also receive or have the opportunity to participate in other benefit plans offered by the Company to most of its employees. These benefits include medical and dental coverage; participation in a cafeteria plan (which includes flexible health-care spending account and dependent-care spending account features); basic life insurance paid by the employer (providing one-times base salary); supplemental life insurance (up to four-times base salary, but not to exceed $750,000); business-travel accident insurance; catastrophic accident insurance; participation in a long-term disability plan; and the employee-assistance program. The executive officers also receive paid time off, paid holidays, and are eligible to participate in the Company’s short-term disability program, which provides benefits (such as continued salary payments) for leave up to 16 weeks due to the employee’s serious health condition.

NONQUALIFIED DEFERRED COMPENSATION PLANS

The Company allows the named executive officers, along with certain other key employees, to defer the receipt of compensation under the Deferred Compensation Wrap Plan (Wrap Plan). The Company and the Committee believe that a deferred compensation program is necessary for hiring and retention purposes. The Wrap Plan includes both a deferred compensation program and a 401(k) supplemental program. The deferred compensation program of the Wrap Plan allows officers and certain key employees to defer a portion of their base salaries and actual cash bonuses until termination, death or disability. Most of the deferred amounts may be treated either as if invested in Company stock or as if invested in ten-year U.S. Treasury notes. A specified percentage of amounts deferred receive a matching contribution, which is treated as if invested in Company stock. The 401(k) supplemental program of the Wrap Plan allows officers and certain key employees whose compensation has reached the IRS-imposed limit ($230,000 in 2008) to continue to defer 6% of their salary in excess of this limit and to receive a Company match on this deferred amount as if that amount had been invested in the 401(k) Plan, but for the compensation limit. The amounts deferred in this program and the Company match are treated as if invested in Company stock.

The named executive officers also participate in the Supplemental Executive Retirement Plan (SERP), a non-qualified plan, which allows for the receipt and deferral of retirement benefits once the named executive officer’s compensation has reached the IRS-imposed limit ($230,000 in 2008) and his compensation above the limit cannot be taken into account in determining the qualified pension benefits. The SERP is described in more detail under the “Retirement Plans” section of the Compensation Tables.

PERQUISITES

The Company limits the perquisites granted to officers and does not allow officers the personal use of the Company’s cars or the Company’s airplane or reimburse for country-club memberships, supplemental welfare benefit plans, or executive dining-room service. The Company will reimburse officers for up to 70% of costs associated with tax preparation and other personal financial advice up to a cap of $3,000 per year (i.e., a maximum reimbursement of $2,100). During the calendar year of an officer’s retirement, the limit is increased to 70% of cost up to a cap of $6,000 (i.e., a maximum reimbursement of $4,200 in the year of retirement).

TAX CONSIDERATIONS

Section 162(m) of the IRC precludes the Company from deducting compensation paid in excess of $1 million per year to any executive officer listed in the Summary Compensation Table except the chief financial officer. Performance-based compensation, however, is not subject to this deductibility limit. When structuring the compensation paid to the Company’s named executives, the Committee considers the provisions of this federal tax rule. The Committee has in the past awarded, and may in the future award, compensation that is not deductible if, in the Committee’s judgment, doing so is necessary to achieve an appropriate compensation structure.

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table includes information about compensation for the chief executive officer, chief financial officer and the three other highest-paid executive officers of the Company.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($) [1] (e)	Option Awards ($) [1] (f)	Non-Equity Incentive Plan Compensa- tion ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) [4] (h)	All Other Compensation ($) [5] (i)	Total ($) (j)
Keith O. Rattie Chairman of the Board, President & Chief Executive Officer	2008 2007 2006	883,333 783,333 687,500	1,358,064 770,829 716,097	928,538 791,473 600,877	1,166,667[2] 1,628,560 1,533,320	498,257 270,456 395,447	28,548 18,692 81,262	4,863,407 4,263,343 4,014,503
Stephen E. Parks Senior Vice President & Chief Financial Officer	2008 2007 2006	336,667 318,333 308,333	301,895 165,559 233,430	0 0 17,234	347,320[2] 476,895 395,660	408,143 179,569 450,947	17,394 17,154 26,966	1,411,419 1,157,510 1,432,570
Charles B. Stanley Executive Vice President & Chief Operating Officer	2008 2007 2006	700,000 620,000 558,333	1,168,487 587,262 501,627	739,374 719,838 573,948	1,307,500[2,3] 1,548,972 1,305,781	350,935 148,929 204,614	27,462 13,700 56,334	4,293,758 3,638,701 3,200,637
Thomas C. Jepperson Vice President & General Counsel	2008 2007 2006	315,833 289,167 250,000	251,869 211,801 139,422	0 0 4,668	328,360[2] 330,990 247,975	477,412 219,266 244,803	17,394 16,673 23,478	1,390,868 1,067,897 910,346
Jay B. Neese Senior Vice President	2008	330,000	444,523	0	412,323[2,3]	319,255	26,608	1,532,709

1 The stock and option award values consist of the SFAS 123R expense recognized for all unvested share-based compensation. See Note 3 to the consolidated financial statements included in Item 8 of Part II of the Company’s 2008 Form 10-K.

2 Non-equity incentive plan compensation includes payments earned under AMIP or AMIP II, payments to Messrs. Stanley and Neese under the Market Resources EIP for the 2008 performance period, and payments earned under the LTCIP for the three-year performance period ending December 31, 2008. All programs resulted in payments in February 2009.

3 In addition to their payments under AMIP II, Mr. Stanley received a payment in February 2009 of $174,167 under the terms of the 2008 Market Resources Employee Incentive Plan and Mr. Neese received a payment of $82,156 under that Plan.

4 The amounts in Column (h) represent the actuarial increase in the present value of the named executive officer’s benefits under the Pension Plan and the SERP. These estimates are determined using interest-rate and mortality-rate assumptions consistent with those used in preparing the consolidated financial statements included in Item 8 of Part II of the Company’s 2008 Form 10-K.

5 List of items included in Column (i) of Summary Compensation Table:

	401(k) Employer Match ($)	401(k) Employer Non- Matching Contribution ($)	Paid Time- Off Sold ($)	Total
Keith O. Rattie	11,040	200	17,308	28,548
Stephen E. Parks	11,040	200	6,154	17,394
Charles B. Stanley	13,800	200	13,462	27,462
Thomas C. Jepperson	11,040	200	6,154	17,394
Jay B. Neese	13,800	200	12,608	26,608

GRANTS OF PLAN-BASED AWARDS FOR 2008

This table shows the plan-based awards granted to the named executives during 2008. For non-equity incentive plans, it sets forth the ranges of possible awards. For stock awards, the table shows the number of shares or option shares granted and the grant-date fair values of those awards.

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Under- lying Options (#) (j)	Exercise or Base Price of Option Awards ($/share) (k)	Grant Date Fair Value of Stock & Option Awards ($) (l)
		Thres-hold[1] ($) (c)	Target ($) (d)	Maximum ($) (e)
Keith O. Rattie	Feb.12, 2008	100,000[2] 11,250[3]	400,000[2] 900,000[3]	1,200,000[2] 1,000,000[3]	40,000	30,000	53.83 53.83	1,614,900 2,153,200
Stephen[5] E. Parks	Feb.12, 2008	2,550[3]	204,000[3]	408,000[3]	10,000		53.83	538,300
Charles B. Stanley	Feb.12, 2008	100,000[2] 27,125[3] 7,000[4]	400,000[2] 542,500[3] 87,500[4]	1,200,000[2] 1,000,000[3] 175,000[4]	36,000		53.83	1,937,880
Thomas C. Jepperson	Feb.12, 2008	50,000[2] 2,400[3]	200,000[2] 192,000[3]	600,000[2] 384,000[3]	5,400		53.83	290,682
Jay B. Neese	Feb.12, 2008	62,500[2] 7,838[3] 3,300[4]	250,000[2] 156,750[3] 41,250[4]	750,000[2] 313,500[3] 82,500[4]	10,000		53.83	538,300

1 It is possible for the award to be zero under both the LTCIP and AMIP/AMIP II if performance falls below the threshold levels.

2 These numbers represent the range for the three-year performance period of 2008–2010 under the LTCIP. These amounts will be multiplied by the stock-price multiplier as described under “Long-Term Cash Incentive Plan” above. The amounts paid under the Plan for this performance period are subject to a cap of $1.5 million.

3 This number represents the AMIP or AMIP II opportunities for the 2008 performance year. The amounts paid under AMIP II were subject to a cap of $1 million.

4 Messrs. Stanley and Neese also participate in the Market Resources Employee Incentive Plan which is shown here.

5 Mr. Parks is not a participant in the 2008–1010 and 2009–2011 performance periods of the LTCIP.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008

This table shows outstanding equity awards for the named executive officers. All values shown are as of December 31, 2008.

Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that have not Vested (#) (g)	Market Value of Shares or Units of Stock that have not Vested ($) (h)
Keith O. Rattie	280,000[1] 200,000[1] 100,000[1] 300,000[1]	200,000[2] 80,000[3] 30,000[3]	11.475 14.005 13.710 13.555 38.570 41.075 53.830	02/11/12 02/13/11 02/01/11 02/11/13 10/24/12 02/13/15 02/12/16	90,666[4]	2,963,872
Stephen E. Parks	88,200[1] 80,000[1] 90,000[1] 96,000[1]		7.500 14.005 11.475 13.555	02/08/10 02/13/11 02/11/12 02/11/13	20,998[5]	686,425
Charles B. Stanley	150,000[1] 112,000[1] 172,000[1]	200,000[2] 60,000[3]	13.555 11.475 11.975 38.570 41.075	02/11/13 02/11/12 01/31/12 10/24/12 02/13/15	78,000[4]	2,549,820
Thomas C. Jepperson	10,424[1] 8,612[1] 8,798[1]		14.005 11.475 13.555	02/13/11 02/11/12 02/11/13	17,066[5]	557,888
Jay B. Neese	17,910[1]		13.555	02/11/13	29,000[6]	948,010

1 The grant dates of these options were ten years prior to the expiration dates.

2 The grant dates of these options were seven years prior to the expiration dates and vest February 1, 2010.

3 The grant dates of these options were eight years prior to the expiration dates and vest in three equal installments starting two years after grant date.

4  These shares vest in three equal installments starting two years after the grant date except for shares granted in 2006, which vest in a single lump sum the third year after the grant date.

5 These shares vest generally as follows: 1) shares granted in 2005 and 2008 vest in three equal installments starting two years after the grant date; 2) all shares granted in 2006 vest the third year after grant date; and 3) shares granted in 2007 vest in three equal installments starting one year after the grant date.

6 These shares vest generally as follows: 1) shares granted in 2005 and 2008 vest in three equal installments starting two years after the grant date; 2) all shares granted in 2006 vest the third year after the grant date; and 3) shares granted in 2007 vest in three equal installments staring one year after the grant date except for a limited number of shares granted in October 2007, that vest in four equal installments starting two years after the grant date.

OPTION EXERCISES AND STOCK VESTED IN 2008

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) [1,2] (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) [3] (e)
Keith O. Rattie	0	0	34,666	1,824,046
Stephen E. Parks	68,000	1,989,131	6,000	314,473
Charles B. Stanley	0	0	12,000	625,800
Thomas C. Jepperson	24,964	549,570	3,334	175,442
Jay B. Neese	0	0	6,000	315,260

1 This column shows the value realized on exercise, but does not necessarily indicate a sale of the shares upon exercise.

2 The value realized equals the difference between the option exercise price and the fair-market value on the date of exercise multiplied by the number of shares for which the option was exercised.

3 The value realized equals the market value on the vesting date multiplied by the number of shares vested.

RETIREMENT PLANS

The 401(k) Plan allows employees to defer and contribute a portion of their compensation up to the IRS-imposed maximum annual deferral amount. The Company provides matching contributions up to 6% of a participant’s eligible compensation that is contributed. Messrs. Stanley and Neese, like all participating Market Resources employees, receive matching contributions on 100% of their contributions up to 6% of their eligible compensation. All other named executives receive a 100% match on their contributions up to the first three percent of eligible compensation, and a 60% match on the next 3% contributed, for an overall match of 80%. The employee deferrals and matching contributions are invested in mutual funds or other alternatives, including Company stock, as directed by the participant.

The Pension Plan is 100% funded by Company contributions. Funding is based on regulatory requirements using actuarial calculations. The formula provides for a basic annual benefit that is calculated by multiplying the employee's final average earnings by 1.3% and then multiplying such sum by the employee's years of service (to a maximum of 25). The final average earnings number is defined as the average annual earnings (including annual incentive payments, but not long-term incentive payments) for the three consecutive years with the highest earnings within the last ten years of employment. This basic benefit is increased for each year of service in excess of 25 (multiplying final average earnings by .5%). Participants may also receive a permanent supplemental benefit that is calculated by multiplying the difference between the participant’s final average earnings and the "covered compensation" by a factor that varies by age. (The term "covered compensation" refers to the 35-year-average Social Security wage base tied to the year of a participant's birth). Employees who are at least age 55 with 10 years of service are eligible for and may commence early retirement with a reduction to their benefit by .2083% per month prior to age 62. Participants eligible for and taking early retirement prior to age 62 also receive a temporary supplement until age 62 that is tied to years of service. A participant vests in his or her benefit -- that is, the benefit that is accrued will not be forfeited back to the Plan -- when his or her employment includes five years of vesting service. An individual is credited with one year of vesting service for each 12-month period in which he or she worked at least 1,000 hours. Participants with a vested benefit who terminate employment before age 55 with ten years of service are considered "terminated vested'' participants. Such participants may commence their benefit under the Pension Plan as early as age 55, but such benefit is reduced by .5% per month prior to age 65. Notwithstanding the lump sum nature of the disclosure in the table below, if the present value of the accrued benefit exceeds $5,000, benefits must be taken as a monthly annuity for the life of the participant and a survivor annuity for the participant's spouse or beneficiary, if applicable. Optional annuity forms of benefit payment are available. Mr. Parks is eligible for early retirement under the Pension Plan.

Federal tax laws limit both the amount of a participant's annual compensation that can be used to determine benefits under qualified retirement plans and the amount of benefits that can be paid to a participant from such plans. The 401(k) supplemental program of the Wrap Plan and the SERP, nonqualified plans, were adopted to compensate officers who are affected by these limits. The 401(k) supplemental program allows participants to defer up to 6% of their compensation in excess of the federal tax limit and receive the Company matching contribution on such deferral as if it had been contributed to the 401(k) Plan absent such limits (see the Nonqualified Deferred Compensation Table and corresponding notes for more discussion of the 401(k) Supplemental Program). The SERP provides retirement benefits equal to the difference between the benefits payable under the Pension Plan and the benefits that would be payable under such plan if the limits on the annual compensation were not applicable and if the participant had not voluntarily chosen to defer any compensation under the terms of the Company’s Wrap Plan.

Any accrued SERP benefit as of December 31, 2004 was grandfathered under the provisions of the SERP in existence prior to January 1, 2005, which allowed for payment of a monthly annuity, a lump-sum payment, or limited annual installments beginning on or within five years of the participant’s retirement date. Subject to the requirements of IRC  Section 409A, any distributions of SERP benefits which accrued on or after January 1, 2005, are made in lump-sum cash payments or limited annual installments upon a date elected by the participant on or after the participant’s termination, death or disability, but no earlier than age 55. All of the officers listed in the Summary Compensation Table have vested benefits under the 401(k) supplemental program and the SERP; all of the listed officers earned annual compensation in excess of the 2008 cap of $230,000.

PENSION BENEFITS

Name (a)	Plan [1] (b)	Number of Years Credited Service (#) [2] (c)	Present Value of Accumulated Benefit ($) [5,6] (d)	Payments During Last Fiscal Year ($) (e)
Keith O. Rattie	Pension Plan SERP	8.00 8.00	227,588 1,715,341	0 0
Stephen E. Parks [3,4]	Pension Plan SERP	34.76 34.76	911,813 1,804,569	0 0
Charles B. Stanley	Pension Plan SERP	7.00 7.00	140,961 857,779	0 0
Thomas C. Jepperson[3]	Pension Plan SERP	20.76 20.76	591,630 901,001	0 0
Jay B. Neese[3]	Pension Plan SERP	31.00 31.00	579,737 946,229	0 0

1 The Pension Plan is a defined-benefit plan qualified for favorable treatment under the IRC.

2 Under the terms of the Pension Plan, if the participant has worked 1,000 hours with a participating company in the last year of service, a full year of credit is given. For less than 1,000 hours in a year of service, the calculation is based on 190 hours per month divided by 1,000 hours.

3 Messrs. Parks, Neese and Jepperson have amounts included as supplemental retirement benefits in lieu of vacation. When the Company changed its vacation policy as of January 1, 1997, each employee was credited with this benefit, which was calculated by multiplying the December 31, 1996, base salary by the hours accrued under the service-date vacation schedule in place prior to the change. These benefits are frozen and include $4,587 for Mr. Parks, $6,923 for Mr. Neese and $1,616 for Mr. Jepperson.

4 Mr. Parks is eligible for early retirement under the Pension Plan. The Pension Plan allows early retirement for employees who are at least age 55 with ten years of service. Early retirement results in a reduction of the basic benefit by 2.5% per year before age 62.

5 The benefit is calculated at age 62, the earliest age at which a participant may retire under the plan without any benefit reduction due to age.

6Assumptions for the Present Value of Accumulated Benefit Calculation

Based on an assumed retirement age of 62 and the year-end financial disclosure assumptions, that is:

•

Discount rate: 6.50% for 12/31/08 and for 12/31/07;

•

Post-normal retirement age (NRA) mortality: 12/31/08 RP 2000, projected to 2009; 12/31/07: 1983 GAM.  Note that no mortality is assumed prior to NRA for proxy disclosure purposes;

•

Marital status: 90% married, 10% single for male executives;

•

Spouse age: spouse three years younger; and

•

Form of payment: 50% joint & survivor annuity if married, single life annuity if single.

NONQUALIFIED DEFERRED COMPENSATION

Name (a)	Contributions in Last FY ($) [1,3] (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) [2] (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Keith O. Rattie	98,950	79,160	18,052	0	1,244,532
Stephen E. Parks	50,452	22,314	25,810	0	903,239
Charles B. Stanley	116,139	87,939	10,010	0	693,744
Thomas C. Jepperson	24,947	19,958	1,301	0	100,287
Jay B. Neese	65,509	25,919	3,014	0	185,965

1 The named executives automatically participated in the 401(k) supplemental program of the Wrap Plan when their compensation exceeded the compensation cap ($230,000 in 2008 and adjusted for inflation thereafter) and they could no longer make deferrals to the 401(k) Plan. Six percent of compensation in excess of the compensation cap is treated as if contributed to the 401(k) Plan and receives the applicable employer match provided for in the 401(k) Plan. Deferred amounts and the corresponding employer match are accounted for as if invested in Questar stock and are credited with applicable dividends.

2 Aggregate earnings are not included in the Summary Compensation table because they do not consist of any above-market or preferential earnings.

3 In 2008, Messrs. Parks, Stanley and Neese deferred compensation under the deferred compensation program of the Wrap Plan. Under the terms of this program, an employee may elect to defer from $5,000 to 50% of annual compensation. Six percent of any deferred compensation receives a Company match as if contributed to the Company’s 401(k) Plan. This 6% of the deferred amount, as well as the employer match, is accounted for solely as if invested in Questar stock (and will receive applicable dividends). As to the remaining deferred amounts, employees may elect to have all or some (in increments of 25%, 50%, 75% or 100%) of the deferred compensation accounted for as if either 1) invested in Questar stock (and credited with applicable dividends) or 2) credited with interest based on the appropriate 10-Year Treasury Note rate as quoted in the Wall Street Journal.

    Form of Payment: 50% joint and several annuity if married.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments to Executives with Employment Contracts

The table below shows the potential payments to Messrs. Rattie and Stanley under various termination scenarios, calculated pursuant to the terms of their employment agreements. The employment agreements were amended on December 31, 2008, for compliance with Code section 409A and to address recent changes to the application of

Code section 162(m) described in IRS Revenue ruling 2008-13. Estimated benefits were calculated assuming the termination date occurred on December 31, 2008. The accelerated equity payment amounts show the vesting of previously unvested restricted shares and options that would accelerate upon the triggering event. If there is a termination due to death or disability, the executive would receive his base salary for the remainder of the month of termination plus one additional month and a lump sum equal to the target bonus under AMIP II and LTCIP (for each performance period that has begun) and any equity grants pursuant to the terms of the individual grants. If the termination is for cause, or the officer resigns for reasons other than for good reason, the executive would receive any earned but unpaid base salary and paid time-off benefits. If the termination is without cause or there is a resignation for good reason, in addition to any earned but unpaid salary and paid time-off benefits, the executive would receive a lump sum equal to 1) base salary for the remainder of the employment period; 2) an amount equal to the average of the annual cash bonuses the executive actually received under the annual bonus plan(s) for the last three full fiscal years immediately prior to termination; and 3) three times the average of the cash incentive payment the executive actually received under the  LTCIP for the last three full fiscal years immediately prior to termination (or any lesser number of years that the LTCIP was in effect for which payments could be determined).

Name	Termination for Cause or Resignation	Termination without Cause or Resignation for Good Reason			Death or Disability
	($)	Base + Bonus Payments ($)	Accelerated Equity ($)	Total ($)	Base + Bonus Payments ($)	Accelerated Equity ($)	Total ($)
Keith O. Rattie	148,269	4,573,940	2,963,872	7,537,812	2,275,000	2,963,872	5,238,872
Charles B. Stanley	118,181	3,802,075	2,549,820	6,351,895	1,788,333	2,549,820	4,338,153

Payments to Executives without Employment Contracts

Messrs. Parks, Neese and Jepperson do not have employment contracts. Therefore, any payments due to them upon their termination would be calculated pursuant to the plans detailed in the Compensation Discussion and Analysis, the compensation tables and the terms of equity agreements. For termination due to any reason, each named executive officer would receive payment for any earned but unpaid salary and accrued time-off benefits, and other fully-vested benefits to which he is already entitled or which are required to be provided by law.

The table below shows other potential payments to these executives if termination is due to retirement, death or disability. For termination due to retirement, death or disability, participants (or their beneficiaries) receive a prorated AMIP or AMIP II award at the end of the fiscal year based on the length of service during the fiscal year when compared to the entire period. Under the terms of LTCIP, individuals also receive a prorated award at the end of the performance period based on the length of service during the performance period when compared to the entire period.

Mr. Parks is eligible for early retirement, and would have received the payments described below, in addition to his monthly pension benefit, if he had retired on December 31, 2008. Additionally, because he began working for the Company prior to 1997, he (like all employees who participate in the Pension Plan and who began their employment with the Company before 1997 and have remained employed by the Company on a full-time basis since that time until they begin their Pension benefit) is eligible for post-retirement medical benefits. Pursuant to the terms of the equity grants under Questar’s Long-term Stock Incentive Plan, Mr. Parks would also, upon his retirement, receive accelerated vesting of all restricted stock granted prior to 2006. Grants dated 2006 and later do not automatically provide for accelerated vesting at retirement.

Potential Payments Upon Termination Due to Retirement, Death or Disability

	Termination Due to Retirement			Termination Due to Death or Disability
	Non-Equity Incentive Plan Payments[1] ($)	Accelerated Equity ($)	Total ($)	Non-Equity Incentive Plan Payments[1] ($)	Accelerated Equity ($)	Total ($)
Stephen E. Parks	$347,320	76,233	423,553	347,320	686,425	1,033,745
Jay B. Neese	$0[2]	$0[2]	$0	412,323	948,010	1,360,333
Thomas C. Jepperson	$0[2]	$0[2]	$0	328,360	557,888	886,248

1 Non-Equity Incentive Plan values are the same values shown on the Summary Compensation Table.

2 Messrs. Neese and Jepperson are not yet eligible to retire. Therefore, they would not receive non-equity incentive plan payments, nor would any unvested equity automatically vest on an accelerated basis due to a retirement.

Potential Payments upon Termination Following a Change in Control: Executive Severance Compensation Plan

Under the Executive Severance Compensation Plan, participants receive certain severance benefits upon termination following a change in control if such termination is initiated by the employer for any reason other than for cause, death or disability, or by the participant for good reason. The severance benefits include a cash severance payment equal to twice the sum of 1) annual base salary; 2) the higher of the average of the annual bonuses they actually received or the target established for them for the three fiscal years prior to the change in control; plus 3) the target bonus under LTCIP for the single performance period beginning the year of termination. The benefits also include prorated payments under the annual bonus plan(s) and LTCIP. Each participant would also receive a payment representing the difference between the net present value of the benefits under the Pension Plan and SERP calculated at the time of their termination (retirement benefit), and the retirement benefit with two additional years of credited service. Any other payments and benefits provided under other plans due to a change in control would be triggered, i.e. unvested equity would vest under the terms of LTSIP and participants would receive any deferred compensation to which they are entitled under the terms of the Wrap Plan and SERP. Additionally, these named executives would be entitled to medical and dental insurance coverage under current employee terms for six months after the date of termination. The Plan includes a gross-up tax provision to make executives whole for the impact of excise taxes under Section 280(g) of the IRC. All severance payments are subject to Section 409A of the Code.

Under the Plan, a Change in Control shall be deemed to have occurred if: (i) any “person” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (Exchange Act)) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as such term is used in Rule 13d-3 under the Exchange Act) of securities of the Company representing 25% or more of the combined voting power of the Company; or (ii) the following individuals cease for any reason to constitute a majority of the number of directors  then serving:  individuals who, as of May 19, 1998, constitute the Company’s Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on May 19, 1998, or whose appointment, election or nomination for election was previously so approved or recommended; or (iii) the Company’s stockholders approve a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; or (iv) the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. A Change in Control, however, shall not be considered to have occurred until all conditions precedent to the transaction, including but not limited to, all required regulatory approvals have been obtained.

If there had been a termination due to a change in control on December 31, 2008, that triggered the severance benefits, the following amounts1, which include the tax gross-up, would have been paid to the named executive officers: Mr. Rattie: $9,866,655; Mr. Parks: $1,973,4292; Mr. Stanley: $10,812,4753; Mr. Neese: $3,268,800; and Mr. Jepperson: $3,762,357.

1 These amounts do not include any payments of deferred compensation under the Deferred Compensation Wrap Plan or payment of any SERP benefits.

2 The amount listed for Mr. Parks also does not include payments that he would receive due to his eligibility for early retirement such as his monthly benefit under the Pension Plan, pro-rata payments under AMIP and the LTCIP, and the value of accelerated equity awards.

3 Mr. Stanley’s employment contract limits his payment to the higher of any amount payable under the Executive Severance Plan or under his employment contract in the event of a change in control, but not both.

DIRECTOR COMPENSATION

In 2008, non-employee directors were compensated as follows:

Annual Retainer:

$50,000

Committee Retainers:

Chair, Finance and Audit,

Management Performance

and Executive Committees

$15,000

Chair, Governance/Nominating Committee

$10,000

Committee Membership

Finance and Audit Committee

$7,500

Other Committees

$5,000

Board Meeting Fee:

$2,000

per Board meeting day

Committee Meeting Fee:

$1,100 ($1,500 for Chair)

Telephone Attendance:

$900 (Board Meeting)

$600 (Committee Meeting – $800 Chair)

Directors may receive their fees in cash or they may defer receipt of those fees and have them credited with interest as if invested in long-term certificates of deposit or be accounted for with “phantom shares” of the Company’s stock. Directors also received grants of restricted stock. Those directors who defer their fees also defer their restricted stock grants and those grants are accounted for as phantom restricted stock units, meaning that they vest over time like restricted stock. Payments of phantom share balances upon a director’s retirement are made in cash. The Board has adopted stock ownership guidelines for outside directors of three-times cash compensation after a director has served for five years on the Board.

Name (a)	Fees Earned or Paid in Cash ($)[1] (b)	Stock Awards ($)[2,3] (c)	Total ($) (h)
Phillips S. Baker, Jr.	82,700	73,072	155,772

Teresa Beck	93,400	72,817	166,217
R. D. Cash	64,900	68,508	133,408
L. Richard Flury	95,100	69,954	165,054
James A. Harmon	93,500	74,999	168,499
Robert E. McKee III	96,800	69,954	166,754
Gary G. Michael	84,750	72,889	157,639
M. W. Scoggins	85,800	69,639	155,439
Harris H. Simmons	90,800	73,073	163,873
Bruce A. Williamson	83,300	61,438	144,738

1 Some directors deferred this amount as described above.

2 On February 12, 2008, all directors received a grant of restricted stock or phantom restricted stock. The grant-date fair value of each grant (calculated in accordance with SFAS 123R for the restricted stock) was $103,623.

3 Directors had the following aggregate options and unvested stock awards or phantom shares as of December 31, 2008:

Name	Number of Vested Option Shares*	Number of Restricted Shares	Number of Vested Phantom Shares	Number of Unvested Phantom Shares
Phillips S. Baker, Jr.	0	4,705	0	0
Teresa Beck	52,400	0	2,642	5,005
R. D. Cash	185,602	4,705	0	0
L. Richard Flury	14,000	0	4,892	4,705
James A. Harmon	14,000	4,873	2,600	0
Robert E. McKee III	14,000	0	2,292	4,705
Gary G. Michael	0	0	5,842	5,005
M. W. Scoggins	0	0	2,292	4,705
Harris H. Simmons	42,800	0	4,892	4,705
Bruce A. Williamson	0	0	874	3,673

* None of the directors has unvested options.

MANAGEMENT PERFROMANCE COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with Management and have recommended its inclusion in the Company’s Annual Report on Form 10-K and in this proxy statement.

Management Performance Committee

L. Richard Flury, Chair

Teresa Beck

James A. Harmon

Robert E. McKee III

Gary G. Michael

M. W. Scoggins

FINANCE AND AUDIT COMMITTEE REPORT

Our Committee, which is officially known as the Finance and Audit Committee, originally adopted a Statement of Responsibilities in May of 1997. It has been revised several times since then, most recently in 2007.

Our Committee members are appointed each year by the Board of Directors to review the Company's financial matters. The Board has determined that each member of our Committee meets the independence requirements set by the NYSE and is financially literate. The Board has also determined that Messrs. Baker, Harmon, Michael, Simmons and Williamson and Ms. Beck are financial experts as defined by the Securities and Exchange Commission under rules adopted pursuant to the Sarbanes-Oxley Act of 2002. No member of the Committee serves as a member of the audit committee of more than three public companies.

We reviewed and discussed with the Company's officers the audited financial statements for the year ended December 31, 2008. We discussed with Ernst & Young, LLP, the Company's independent auditing firm, the matters required by Statement on Auditing Standards No. 61, as amended. We have also received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Committee concerning independence, and we have discussed with representatives of Ernst & Young its independence from the Company. We have also discussed with the Company's officers and Ernst & Young such other matters and received such assurances from them as we deemed appropriate.

We have adopted procedures for pre-approving all audit and non-audit services provided by Ernst & Young. These procedures include reviewing fee estimates for audit services and permitted recurring non-audit services and authorizing the Company to execute letter agreements setting forth such fees. Our approval is required for any services to be performed by Ernst & Young that are not specified in the letter agreements. We have delegated pre-approval authority to our Chair, but any exercises of such authority are reported to us at our next meeting.

Based on our review and discussions, we have recommended to the Company's Board of Directors the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

Finance and Audit Committee

Robert E. McKee III, Chair

Phillips S. Baker, Jr.

Teresa Beck

James A. Harmon

Gary G. Michael

Harris H. Simmons

Bruce A. Williamson

INDEPENDENT AUDITORS

Ernst & Young, LLP billed the Company for services as follows. The fees listed are aggregate fees for services performed for each year regardless of when the fee was actually billed. Estimates included in the 2008 Audit Fees include:

	2008 [1]	2007 [2]
Audit Fees:	$1,515,266	$1,483,175
Audit-related Fees:	100,000	95,000
Tax Fees:	3,570	10,113
Total	$1,618,836	$1,588,288
[1] E&Y estimates included in 2008 Audit Fees:
FERC Forms	$ 83,500
Financial audit fees	176,200
Sarbanes-Oxley	16,675

[2] 2007 fees were restated to reflect the difference between estimates and actual payments.
FERC Forms	(18,587)
Financial audit fees	(11,593)

Audit fees, including expenses, relate to Ernst & Young's fiscal-year audit and interim reviews of the annual financial statements of the Company and its reporting subsidiaries. This category also includes fees for audits provided in connection with statutory filings, including consents and review of documents filed with the Securities and Exchange Commission. Audit fees also include charges related to compliance with the Sarbanes-Oxley Act of 2002.

Audit-related fees are billed for assurance and related services by Ernst & Young that are reasonably related to the performance of the audit or review of the Company's financial statements, consultations concerning Generally Accepted Accounting Principles, and evaluations of the impact of new requirements mandated by Congress, the Securities and Exchange Commission, and the Financial Accounting Standards Board. These fees also include audits of the Company's employee-benefit plans.

Tax fees primarily include fees associated with tax audits, tax compliance, tax consulting, and tax planning. We have concluded that the provision of the non-audit services listed above is compatible with maintaining Ernst & Young's independence.

ITEM NO. 2 – RATIFICATION OF AUDITOR

The Board of Directors, upon the recommendation of the Finance and Audit Committee, has affirmed the selection of Ernst & Young, LLP to serve as the Company’s independent public accounting firm for 2009. We are asking shareholders to ratify the selection of Ernst & Young. Although ratification is not required by the Company’s By-laws or otherwise, the Board is submitting the selection of Ernst & Young for ratification because we value shareholder views on the Company’s independent public accounting firm. In the event that shareholders fail to ratify the selection, the Board of Directors and the Finance and Audit Committee will consider the selection of a different firm. Even if the selection is ratified, the Finance and Audit Committee in its discretion may select a different independent registered public accounting firm, subject to approval by the Board, at any time during the year if it determines that such a change would be in the best interests of the Company and shareholders.

Representatives of Ernst & Young will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

Recommendation:  The Board of Directors recommends that you vote FOR ratification.

~~I~~ TEMS 3, 4, 5 and 6 – APPROVAL OF AMENDMENTS TO THE ARTICLES

The Board of Directors has approved the Amended and Restated Articles of Incorporation (the Amended Articles of Incorporation or Amended Articles) in the form attached hereto as Appendix A, which provide for the amendments described below. The Board of Directors has also authorized the submission of the proposed amendments included in the Amended Articles to the shareholders for their consideration and approval. If all of the amendments to the Articles of Incorporation are approved by the shareholders, the Amended and Restated Articles of Incorporation will be filed with the Utah Department of Commerce, Division of Corporations promptly following the Annual Meeting and the proposed amendments will become effective upon such filing. If one or more of the proposed amendments is not adopted, the Board intends to adopt Articles of Incorporation that reflect the amendments adopted by shareholders, which will be filed promptly following adoption by the Board.

ITEM NO. 3 – DECLASSIFIED BOARD AND REMOVAL OF BOARD SIZE REQUIREMENT FROM THE ARTICLES OF INCORPORATION

The Board of Directors has adopted and recommends that shareholders approve the amendments to Article XI of the Articles of Incorporation (to be renumbered as Article VIII, “Board of Directors”) to provide for staggered elimination of the classified structure of the Board and removal of the requirement that the Company have 13 directors. If this item is approved by shareholders, the Board will adopt conforming changes to the Bylaws. If this item is not approved, the Board will remain classified and 13 directors will be continue to be required.

In 2008, a shareholder submitted a nonbinding proposal to declassify the Board of Directors. That proposal received favorable votes from a majority of the voted shares of the Company’s common stock. Although the Board believes that the classified board structure has promoted continuity and stability and has encouraged a long-term perspective on the part of directors, it recognizes the growing sentiment of shareholders and institutional investor groups in favor of the annual election of directors. In light of this sentiment and the Company’s desire to maintain best practices in corporate governance, the Company is proposing the elimination of its classified board. If adopted, the proposed amendment would mean that the successors of the directors whose terms expire at the 2010 Annual Meeting will be elected for terms expiring at the 2011 Annual Meeting. At the 2011 Annual Meeting, the successors of directors whose terms expire at that meeting shall be elected for terms expiring at the 2012 Annual Meeting. At the 2012 Annual Meeting and each subsequent annual meeting, the successors of each director whose terms expire at that meeting shall be elected for terms expiring at the next annual meeting.

The Articles of Incorporation currently require the Company to have 13 directors. As directors’ fees have increased, and qualified directors have become more difficult to find, it has become increasingly more challenging and expensive to maintain a Board of 13 directors. Additionally, because the Company implemented a mandatory retirement policy, qualified directors generally must retire when they reach the age of 72. Therefore, the Board proposes to amend the Articles of Incorporation to eliminate the Company’s 13 director requirement and to provide that the number of directors shall be determined in accordance with the Company’s Bylaws. The Bylaws will set a range within which the Board of Directors’ size must fall. The initial range set in the Bylaws will be 9-13 directors.

If a shareholder returns a validly executed proxy solicited by the Board of Directors, the shares represented by the proxy will be voted on this item in the manner specified by the shareholder. If a shareholder does not specify the manner in which shares represented by a validly executed proxy are to be voted on this matter, such shares will be voted for the proposal.

Recommendation:  The Board of Directors recommends that you vote FOR these amendments.

ITEM NO. 4 – REPHRASED DIRECTOR LIABILITY STANDARD DUE TO REMOVAL OF OUTDATED STATUTORY REFERENCE AND CLARIFICATION OF DIRECTOR LIABILITY STANDARD

The Board of Directors has adopted and recommends that shareholders approve an amendment to the “Director Liability” section of the Articles of Incorporation. This section was formerly part of Article XI. In the Amended Articles, it will become a separate Article IX. If this item is approved by shareholders, the Board will adopt conforming changes to the Bylaws.

The Board recommends this amendment because the current Articles of Incorporation refer to a statutory provision that is no longer found in the Utah Code. In order to avoid a similar situation in the future, the Amended Articles of Incorporation will not refer to specific provisions of the Utah Code but instead will provide that directors will be exculpated from monetary damages to the fullest extent permitted by Utah law.

If a shareholder returns a validly executed proxy solicited by the Board of Directors, the shares represented by the proxy will be voted on this item in the manner specified by the shareholder. If a shareholder does not specify the manner in which shares represented by a validly executed proxy are to be voted on this matter, such shares will be voted for the proposal.

Recommendation:  The Board of Directors recommends that you vote FOR this amendment.

ITEM NO. 5 - INCREASE IN THE NUMBER OF AUTHORIZED SHARES AND TECHNICAL AMENDMENTS

The Board of Directors has adopted and recommends that shareholders approve an amendment to Article IV of the Articles of Incorporation to increase the aggregate number of shares that the Company has the authority to issue from 360,000,000 to 510,000,000 shares. As part of the amendment, the number of authorized shares of common stock will increase from 350,000,000 to 500,000,000.

In 2007, the Company declared a two-for-one stock split, which was distributed on June 18, 2007. The split increased the number of issued and outstanding shares from 86,297,512 to 172,595,024. Accordingly, the split decreased the number of shares available for corporate purposes. Under Utah law, the Company may only issue shares of common stock to the extent authorized in its Articles of Incorporation. As of February 27, 2009, the Company had 173,855,968 shares issued and outstanding, 4,978,825 shares reserved for issuance on the exercise of stock options, 1,768,136 shares reserved for the Dividend Reinvestment Plan and 3,175,874 shares reserved for the Employee Investment Plan.

The Board has proposed this Amendment to ensure that the Company has sufficient shares available to provide flexibility in its use of capital stock for general corporate purposes. Possible purposes may include, by way of example and without limitation: equity financings; stock-splits; equity incentives to employees and directors; acquisitions or mergers; the reservation of shares in connection with any rights plan that the Company may adopt in the future; and stock dividends. The Company has no current plans, prospects or agreements for the use of the proposed additional authorized shares. If approved, these additional shares may be issued at such times, for such purposes and for such consideration as the Board may determine is in the best interest of the Company and its shareholders and, except as otherwise required by law, without further approval of shareholders.

If a majority of shareholders approve this item, the first sentence of the first paragraph of Article 4 of the Articles of Incorporation will be amended as follows:

“The aggregate number of shares that the Corporation shall have authority to issue is Five Hundred Ten Million (510,000,000) of which Five Hundred Million (500,000,000), ~~Three Hundred Sixty Million (360,000,000) of which Three Hundred Fifty Million (350,000,000)~~ shares shall be common stock without par value (hereinafter called “Common Stock”), Five Million (5,000,000) shares shall be Class A Preferred Stock without par value (hereinafter called “Class A Preferred Stock”); and Five Million (5,000,000) shares shall be Class B Preferred Stock without par value (hereinafter called “Class B Preferred Stock).”

The Board also recommends making the following technical changes to the Articles: (1) replacing the former Registered Agent, who is now retired, with the current Registered Agent; (2) eliminating the names of the original incorporators; (3) eliminating the statement that business will not commence until at least $1,000 has been received for the issuance of shares; (4) adding titles to the individual articles; (5)  updating the article numbers to reflect the deletion of certain of the articles described above; (6) if Item Nos. 3 and 4 are approved, separating the former Article XI into Articles VIII and IX; and (7) making other minor changes as reflected in Appendix A.

Recommendation:  The Board of Directors recommends that you vote FOR these amendments.

ITEM NO. 6 ELIMINATION OF A PROVISION IMPOSING LIMITS ON ISSUANCE OF PREFERRED STOCK

The Board seeks to remove an outdated limitation in the Articles of Incorporation that restricts the Company’s ability to issue preferred stock. The restriction states: “The Company shall not issue any shares of Class A Preferred Stock or Class B Preferred Stock, if, after giving effect to such issue and the redemption or retirement of any shares of Class A Preferred Stock or Class B Preferred Stock being redeemed or retired concurrently therewith, the aggregate of the amounts payable upon all outstanding shares of Class A Preferred Stock and Class B Preferred Stock in the event of involuntary liquidation, exclusive of accrued dividends, shall exceed One Hundred Million Dollars ($100,000,000.00).”

The limitation was originally put into place in 1969 by the Company’s predecessor corporation, then increased and carried forward when the Company reorganized into a holding company in 1984. The limitation is outdated, set at a low level that does not reflect the company’s current size and significant growth since 1984, and may restrict the Company’s timely access to capital for strategic opportunities. The Company has no current plans to issue preferred stock.

Recommendation:  The Board of Directors recommends that you vote FOR this amendment.

ITEM NO. 7 – AMENDMENT OF THE COMPANY’S LONG-TERM CASH INCENTIVE PLAN AND RE-APPROVAL OF PERFORMANCE CRITERIA THEREUNDER

General

The Board of Directors adopted the LTCIP effective January 1, 2004. It was approved by the Company’s shareholders at the Annual Meeting of Shareholders on May 18, 2004. Subject to shareholder approval, the Board approved an amendment to the LTCIP on February 10, 2009, to increase the maximum cash payment that may be made to a participant from $1.5 million to $8 million for any performance period that commences on or after January 1, 2009.

The Company is also seeking re-approval of the performance goals under the LTCIP, which are the criteria from which the Committee may choose when establishing specific targets under the LTCIP. Re-approval of the performance goals is required once every five years to ensure that the compensation attributable to awards under the LTCIP continues to qualify as "performance-based" compensation under Section 162(m) of the Code. The performance goals are set forth below in the summary of the LTCIP and have not been modified since the LTCIP's adoption in 2004. In order to remain in compliance with Section 162(m) and maintain the tax deductibility of its performance-based compensation, the Company is re-submitting the revised LTCIP to its shareholders for re-approval.

The discussion of the amended LTCIP which follows is intended to provide only a summary of the principal features of the Plan and is in all respects qualified by, and subject to, the actual terms and provisions of the LTCIP as set forth in Appendix B of this Proxy Statement.

Summary of LTCIP

The purpose of the LTCIP is to encourage key employees of the Company and its subsidiaries to focus attention on the long-term profitability and growth of the Company, thereby serving the interests of the Company’s shareholders and aligning employee incentives with shareholder value creation. Company officers, managers and senior professionals within the Company who play a key role in achieving the Company’s strategic plans and total return goals are eligible to participate and must be nominated by the Company’s President and Chief Executive Officer.

The LTCIP is administered by the Management Performance Committee (Committee) of the Company’s Board of Directors. All members of the Committee are independent directors who are not eligible to participate in the Plan. Within 90 days after the beginning of each defined performance period, the Committee will: (i) confirm the officers, managers or senior professionals entitled to participate in the plan for the performance period; (ii) approve the target bonus for the performance period expressed as a dollar amount for each participant; and (iii) approve the performance goals (with minimum payout portions and maximum payout multiples of target bonuses) for the performance period. A performance period must be at least two years. The Committee shall also approve the peer companies for the TSR comparison and approve the maximum amount that can be paid.

The performance goals may include any one or more of the following:  (a) TSR; (b) return on assets, equity, capital or investment; (c)  pre-tax or after-tax profit levels, including earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profits after tax; net income; (d) cash flow and cash flow return on investment; (e) economic value added and economic profit; or (f) growth in earnings per share. This list was established to provide flexibility, but the Committee has from the inception of the LTCIP and currently intends to tie the payout (if any) under LTCIP to the Company’s TSR compared with a defined group of peer companies. Performance goals must be objective and must satisfy third party "objectivity" standards under Section 162(m) of the Code and regulations promulgated pursuant to it.

The amounts awarded at the end of a performance period will be based on the extent to which the applicable performance goals for such performance period are achieved, as determined by the Committee. As amended, the maximum cash payment payable under the LTCIP to any participant for any performance period is $8 million. Except for termination due to death, disability, retirement (at age 55 with at least 10 years of service), or change in control, no participant will be eligible for an award under the LTCIP if he or she is not employed by the Company or any affiliate throughout the performance period and on the date the awards are paid. In the event a participant dies, becomes disabled or retires during a performance period, he or she receives a pro rata cash payment. Except for any participant who participates in the Company’s Executive Severance Compensation Plan, in the event of a termination due to a change in control at any point in a performance period, the participants are entitled to receive their designated target bonuses within 30 days of such termination.

The Board of Directors may amend, modify, suspend, or terminate the LTCIP at any time, but such action shall not affect any cash awards earned during a performance period. No amendment can change the maximum cash award of a Covered Employee, change the definition of eligible employee, or change the enumerated performance measures without the consent of the Company's shareholders. The Board cannot amend, modify, suspend or terminate the Plan in any year in which a change in control has occurred without written consent from the participants.

Plan Benefits

Because awards under the LTCIP are based on actual future performance, the amounts that will be paid under the amended LTCIP for performance periods beginning on and after January 1, 2009, are not currently determinable. The Plan Benefits table below sets forth sets forth the amounts paid under the LTCIP in 2009 for the 2006 through 2008 performance period to the following named executive officers and groups:

Name and Position	Dollar Value

Keith O. Rattie	$166,667
C. B. Stanley	$133,333
S. E. Parks	$25,000
J. B. Neese Thomas C. Jepperson	$16,667 $25,000

Executive Officers as a Group (includes named executive officers)	$429,630

Non-Executive Director Group (not eligible)	$0

Non-Executive Officer Employee Group	$0

The above payments are equal to one-third of the participants’ target bonus for the 2006-2008 performance period.  The payment was below target because the Company’s TSR was ninth out of the 13 companies in the peer group.

Federal Tax Consequences

The following is a brief description of the federal income tax consequences generally arising with respect to awards that may be granted under the LTCIP. This discussion is intended for the information of shareholders considering how to vote at the meeting and not as tax guidance to individuals who participate in the LTCIP.

Under federal tax laws currently in effect, participants in the LTCIP will recognize in the year of payment ordinary income equal to the award amount, subject to applicable income and employment tax withholding. Under current guidance, we expect that awards under the LTCIP will not be subject to Section 409A of the Code, which imposes restrictions on non-qualified deferred compensation arrangements.

We also expect that the Company will be entitled to claim a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant without regard to the $1 million per year deduction limit under Section 162(m) of the Code for any covered employee if the LTCIP is re-approved by shareholders and otherwise satisfies the requirements of Section 162(m) and other relevant provisions of the Code. Section 162(m) of the Code limits the deductibility of compensation paid to each of certain executive officers to no more than $1 million per year except for qualified performance-based compensation defined in applicable tax regulations. Generally, the executives subject to this limit are individuals who, on the last day of the taxable year, are the chief executive officer and the three most highly-compensated officers (other than the chief financial officer).

If a shareholder returns a validly executed proxy solicited by the Board of Directors, the shares represented by the proxy will be voted on this item in the manner specified by the shareholder. If a shareholder does not specify the manner in which shares represented by a validly executed proxy are to be voted on this matter, such shares will be voted for the proposal.

Recommendation: The Board of Directors recommends that you vote FOR re-approval of the amended LTCIP.

ITEM NO. 8 – SHAREHOLDER PROPOSAL

The Sheet Metal Workers’ National Pension Fund, owner of 5,423 shares of Questar stock, has advised the Company that a representative intends to present the following proposal at the Annual Meeting.

Resolved: That the shareholders of Questar Corporation (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement: In order to provide shareholders a meaningful role in director elections, the Company’s director election vote standard should be changed to a majority vote standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. We believe that a majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual directors and entire boards. The Company presently uses a plurality vote standard in all director elections. Under the plurality standard, a board nominee can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee.

In response to strong shareholder support for a majority vote standard, a strong majority of the nation’s leading companies, including Intel, General Electric, Motorola, Hewlett Packard, Morgan Stanley, Home Depot, Gannett, Marathon Oil, and Pfizer, have adopted a majority vote standard in company bylaws or articles of incorporation. Additionally, these companies have adopted director resignation policies in their bylaws or corporate governance policies to address post-election issues related to the status of director nominees that fail to win election. Other companies have responded only partially to the call for change by simply adopting post election director resignation policies that set procedures for addressing the status of director nominees that receive more “withhold” votes than “for” votes. At the time of this proposal submission, our Company and its board had not taken either action.

We believe that a post election director resignation policy without a majority vote standard in company governance documents is an inadequate reform. The critical first step in establishing a meaningful majority vote policy is the adoption of a majority vote standard. With a majority vote standard in place, the board can then take action to develop a post election procedure to address the status of directors that fail to win election. A majority vote standard combined with a post election director resignation policy would establish a meaningful right for shareholders to elect directors, and reserve for the board an important post election role in determining the continued status of an unelected director. We urge the Board to take this important step of establishing a majority vote standard in the company’s governance documents.

STATEMENT OF BOARD OF DIRECTORS

The Board of Directors has considered the proposal set forth above relating to majority voting in uncontested director elections and has determined not to oppose the proposal and to make no voting recommendation to shareholders. The proposal, which is advisory in nature, would constitute a recommendation to the Board if approved by shareholders. The Board recognizes that majority voting in the election of directors is a relatively new corporate governance development and that there are valid arguments on both sides of the issue. Accordingly, the Board wants to use this proposal as an opportunity for shareholders to express their views on this subject without being influenced by any recommendation the Board might make.

This proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition. Such approval would not, by itself, mandate a majority voting framework since the Proposal is advisory in nature. However, if shareholders approve the proposal at this year's Annual Meeting, the Company currently intends to adopt some form of majority voting in its Bylaws. In the case of a contested election for directors, the default plurality voting standard would still apply.

If a shareholder returns a validly executed proxy solicited by the Board of Directors, the shares represented by the proxy will be voted on this Proposal in the manner specified by the shareholder. If a shareholder does not specify the manner in which shares represented by a validly executed proxy are to be voted on this Proposal, such shares will be treated as abstentions. Abstentions are not considered votes cast and accordingly will not have any effect on whether the Proposal is approved.

Recommendation: The Board of Directors makes no voting recommendation to shareholders on this Proposal.

ITEM NO. 9 – SHAREHOLDER PROPOSAL

Mr. Gerald Armstrong, 820 Sixteenth Street, No. 702, Denver, Colorado, 80202, holder of 327.622 shares of Questar stock, has advised the Company that he intends to present the following proposal at the Annual Meeting.

RESOLUTION

That the shareholders of Questar Corporation request its Board to adopt a policy that provides shareholders the opportunity at each annual meeting to vote on an advisory resolution, prepared by management, to ratify the compensation of named-executive officers listed in the proxy statement’s Summary Compensation Table.

The proposal submitted to shareholders should clearly state that the vote is non-binding and would not affect any compensation paid or awarded to any named executive officer.

STATEMENT

As a shareholder, I am concerned about the levels of compensation afforded our top management when our corporation has failed to reasonably increase cash dividends paid to shareholders at the same rate of increases of executive compensation.

As this proposal is being prepared in early December of 2008, our per share price was recently reported to be less than $21.00 per share, down from $74.86 per share. Time is the test of value!  The following table summarizes generous increases in compensation to executives and the minimal increases in dividends paid to shareholders:

2007

2006

2003

Keith Rattie

$ 4,263,343

$4,014,503

$ 1,937,554

Charles Stanley

3,636,701

3,200,637

1,088,454

Stephen Parks

1,157,510

1,432,570

445,251

Alan Allred

1,239,615

1,506,990

345,167

CASH DIVIDEND, per share

.485

.465

.390

Golden parachutes, golden coffins (death benefits), Annual Management Incentive Plan(s), Incentive Compensation, Long-term Stock Incentive Plan, life insurance and supplemental insurance, stock-based compensation—even income tax assistance—are among compensation plans which the proponent believes are excessive to the “energy” industry where rewards to its executives are frequently given for being in “the right place” at “the right time”.

Our board lists Chesapeake Energy Corporation’s compensation program as among those reviewed for Questar’s Long-term Cash Incentive Plan. During 2008, the chairman of Chesapeake lost nearly all shares he claimed to own due to a “margin call”. And history tells us that stock options did not create integrity in the earnings at Enron Corporation.

Mushrooming compensation is a great concern to shareholders. The Council of Institutional Investors recommends timely adoption of shareholder proposals on this subject. “There is no doubt that executive compensation lies at the root of the current financial crisis” wrote Paul Hodgson of the Corporate Library. Shareholders of Wachovia and Merrill Lynch did not support “Say on Pay” proposals in 2008. Now, these shareholders have a lot less to say.

An “Advisory” vote establishes an annual referendum process for shareholders about executive pay. This can provide directors, and management, with useful information about shareholder views on executive compensation.

AFLAC submitted an “Advisory Vote” in its 2008 proxy statement where 93% voted in favor which confirms strong support for good disclosure and reasonable compensation.

In 2008, candidates Obama, Clinton, McCain, and Romney spoke out against excessive executive compensation, noting a greater need for accountability to shareholders.

If you agree, please vote “FOR” this proposal.

STATEMENT OF THE BOARD OF DIRECTORS IN OPPOSITION

Questar’s executive compensation practices, as described in the Compensation Discussion and Analysis above, are designed and administered with the best interests of shareholders in mind. We believe Questar’s executive compensation program represents “best practice”. Once a year the Board, with the assistance of an independent compensation consultant, carefully defines an appropriate peer group for each named executive, and then conducts market surveys to estimate the market 50th percentile for total compensation for each officer. In general, the Board targets the 50th percentile for both cash compensation and total compensation for each executive officer. The Board defines “total compensation” as the sum of base salary, target AMIP bonus, target LTCIP bonus, and the grant-date value of restricted stock and incentive stock options.

As described above, the AMIP and AMIP II bonus programs are strongly aligned with shareholder interests. The annual bonus payouts (if any) under AMIP and AMIP II are tied to specific financial and operating goals that, in the Board’s judgment, drive shareholder value. The 2008 AMIP/AMIP II goals and results are reported above.

The Board further believes that the LTCIP is uniquely aligned with shareholder interests. To determine the LTCIP payout in a given year, the Board ranks Questar total shareholder return (TSR) over the prior three years relative to a pre-defined peer group (currently comprised of 19 natural gas-focused energy companies). If Questar TSR over the three-year performance period ranks in the bottom third of the peer group, the LTCIP payout is zero. The payout can be greater than target if Questar TSR ranks above the middle of the peer group over the three-year performance period.

The Board further believes that restricted stock and stock options are inherently aligned with shareholder interests. The Board believes restricted stock and options are effective for retention because they vest over several years, while options also help focus participating executives on longer-term stock-price performance.

These practices typically result in placing more than 75% of Questar named-executive compensation at risk, tied directly or indirectly through specific performance metrics to shareholder returns.

The Board asks shareholders to consider these additional factors before voting on the proposal:

•

The competition for executive talent in the energy industry – particularly the “upstream” segment of the industry – has been intense in recent years. To attract and retain the executive talent necessary for long-term success, the Board believes that executive compensation must be competitive.

•

Questar stock has significantly outperformed the S&P 500 index and most peer-group indices since 2002, when the Board appointed Mr. Rattie CEO of the Company and Mr. Stanley President and CEO of the Company’s primary growth business, Market Resources. 2008 was the only year since 2002 in which Questar stock underperformed the S&P 500 index.

•

In 2007, and again in early 2008, Questar ranked #5 in Business Week magazine’s annual ranking of the 50 top-performing companies in the S&P 500, the highest-rated energy company each year.

•

Executive compensation is a complex process, requiring in-depth and up-to-date knowledge of the market for executive talent in the relevant disciplines, familiarity with individual executive performance, and frequent Boardroom discussion and fine tuning of compensation practices to ensure that long-term shareholder interests are served. The Board takes seriously its responsibilities for aligning executive compensation with shareholder interests, and invests significant time in an effort to do what’s right for shareholders.

•

Questar shareholders already have abundant opportunities to express their views on executive compensation and other company practices:

o

Shareholders have access to the Board of Directors. This proxy statement includes instructions about how to contact the Board and its various committees. The Board and committees welcome shareholder comments on executive compensation policies and programs.

o

Shareholders approve Questar incentive compensation plans. The AMIP II, LTCIP, and LTSIP programs have all been approved by shareholders, and are subject to re-approval on a periodic basis.

o

Management meets regularly with institutional investors at industry conferences and in other forums. Management has a reputation for being accessible to investors, affording shareholders ample opportunity to voice their concerns.

•

Under the Stock Ownership Policy set by the Board, executive officers are required to own a significant amount of Questar stock. Mr. Rattie is required to own Questar stock valued at a minimum of eight times his annual salary. Other executive officers who are named in the Proxy are required to own Questar stock valued at a minimum of three times their annual salary.

•

The Management Performance Committee has engaged Hewitt and Associates to provide market data and advise the Board on executive compensation policies and practices. Hewitt representatives report directly to the Committee, not to management.

The Board believes that it is inappropriate to link executive compensation to dividend policy, as the proponent suggests in his proposal. Dividend policy must be set in the broader context of the Company’s alternatives for maximizing shareholder value with available cash. These alternatives include:

•

Reinvest in the Company’s core businesses in projects that offer risk-adjusted returns greater than the Company’s cost of capital for that business;

•

Reduce debt  to maintain a strong balance sheet and protect investment-grade credit ratings;

•

Repurchase shares; and

•

Maintain adequate cash and liquidity.

Notwithstanding these alternative uses of cash, the Board and Management remain committed to the Company’s longstanding dividend policy. Questar has grown the dividend by 41% since the beginning of 2002. Questar has been recognized as a ‘dividend achiever’ in financial periodicals. The Company has raised its dividend 36 times in the last 37 years, and was one of only a handful of S&P 500 companies to increase the dividend in the second-half of 2008 in the midst of the financial markets crisis.

If you, as a shareholder, return a validly executed proxy solicited by the Board of Directors, the shares represented by the proxy will be voted on this Proposal in the manner specified by you. If a shareholder does not specify the manner in which shares represented by a validly executed proxy are to be voted, such shares will be voted against the proposal.

Recommendation: The Board of Directors recommends that you vote AGAINST this proposal.

ANNUAL REPORT AND FORM 10-K

We will promptly send a copy of the Annual Report, Form 10-K (excluding exhibits) or proxy statement to you upon request. Contact Abigail L. Jones at 180 East 100 South, P.O. Box 45433, Salt Lake City UT 84145, 801-324-5678 to make the request.

SECTION 16(a) COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and regulations promulgated by the SEC, the Company's directors, certain officers, and persons who own more than 10% of the Company's stock, are required to file reports of ownership and changes in ownership with the Commission and the NYSE and to furnish the Company with copies of all such reports they file. The Company's corporate secretary prepares reports for directors and executive officers based on information known and otherwise supplied. Based solely on a review of such information, the Company believes that all filing requirements were satisfied for 2008.

OTHER MATTERS

Pursuant to the Company's Bylaws, business must be properly brought before an annual meeting in order to be considered by shareholders. The Bylaws specify the procedure for shareholders to follow in order to bring business before an annual meeting. A shareholder who wants to nominate a person for election as a director must deliver a written notice, by certified mail, to the Company's corporate secretary. Such notice must be received at least 90 days and not more than 120 days prior to the anniversary date of the prior year's annual meeting. Accordingly, with respect to the 2010 Annual Meeting, such notice must be received no earlier than January 19, 2010, and no later than February 18, 2010. The notice must set forth: (1) the name, address, and stock ownership of the person making the nominations; (2) the name, age, business address, residential address, and principal occupation or employment of each nominee; (3) the number of shares of the Company's stock owned by each nominee; (4) a description of all arrangements and understandings between the shareholder and nominee pursuant to which the nomination is made;

and (5) such other information concerning the nominee as would be required, under SEC rules, in a proxy statement soliciting proxies for the election of the nominee. The notice must also include the signed consent of the nominee to serve as a director if elected.

The Company's Bylaws also require that any shareholder who is entitled to vote at the Annual Meeting and who wants to submit a proposal at such meeting without having it considered through the Company's proxy materials must deliver a written notice of the proposal, by certified mail, to the corporate secretary. Such notice must be received at least 90 days and not more than 120 days prior to the anniversary date of the prior year's annual meeting. Accordingly, with respect to the 2010 Annual Meeting, such notice must be received no earlier than January 19, 2010, and no later than February 18, 2010. The notice generally must set forth: (1) a brief description of the proposal; (2) the shareholder's name, address, and stock ownership; and (3) any material interest of the shareholder in the proposal.

Any proposal (other than a proposal made pursuant to Rule 14a-8) that is received after the time specified above for proposed items of business will be considered untimely under Rule 14a-4(c), and the named proxies may have discretionary authority to vote on the proposal. A copy of the Company Bylaws specifying the requirements will be furnished to any shareholder upon written request to the corporate secretary. The Company’s Corporate Governance Guidelines and Code of Business Ethics and Compliance Policy are available on the Company’s Web site at www.questar.com and in print at a shareholder’s request.

By Order of the

Board of Directors

Abigail L. Jones

Corporate Secretary

Appendix A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

QUESTAR CORPORATION

In accordance with the provisions of the Utah Revised Business Corporation Act and pursuant to a resolution duly adopted by its Board of Directors, Questar Corporation hereby adopts the following Amended and Restated Articles of Incorporation.

ARTICLE I

NAME

The name of ~~said~~ the Corporation ~~shall be~~ is Questar Corporation.

ARTICLE II

DURATION

The time of ~~said~~ the Corporation's duration and the period for which it shall exist shall be perpetual.

ARTICLE III

PURPOSE

The pursuit of business agreed upon and for which said Corporation is formed is:

1.  To engage in any business involving energy and energy related matters, including the production, purchase, sale, storage, transportation, distribution and marketing of oil, gas, petroleum chemicals, petrochemicals, hydrocarbons, coal, ores, metals and other minerals and mineral solutions and any and all other natural resources and the derivatives, products and by-products thereof, and, in such connection, to search, prospect and explore for oil, gas, petroleum, coal, ores, metals, minerals and any and all other natural resources and to produce, manufacture, reduce, refine, prepare, distill and otherwise deal in and with the same and their derivatives, products and by-products; to lay down, construct, maintain and operate pipelines, tubes, tanks, pump stations, compressor stations, gas purification and dehydration plants, gasoline plants, connections, fixtures, storage houses and reservoirs and such machinery, apparatus, devices and arrangements as may be necessary to operate the same; to own, hold, use and occupy such lands, rights of way, easements, franchises, buildings, plants and structures as may be necessary to accomplish the objects or purposes aforesaid; and in general to engage in such other activity as may in any way relate to or be used or useful in connection with any one or more of the foregoing businesses.

2.  To purchase or otherwise acquire or assume, through subsidiary corporations or otherwise, as a holding company, the properties, real, personal and mixed, rights, privileges, primary and secondary franchises, licenses and certificates of convenience and necessity of any corporation.

3.  To engage in any lawful act or activity for which corporations may be organized under the laws of the State of Utah.

ARTICLE IV

AUTHORIZED SHARE CAPITAL

The aggregate number of shares that the Corporation shall have authority to issue is Five Hundred Ten Million (510,000,000) of which Five Hundred Million (500,000,000) ~~Three Hundred Sixty Million (360,000,000) of which Three Hundred Fifty Million (350,000,000)~~ shares shall be common stock without par value (hereinafter called “Common Stock”), Five Million (5,000,000) shares shall be Class A Preferred Stock without par value (hereinafter called “Class A Preferred Stock”); and Five Million (5,000,000) shares shall be Class B Preferred Stock without par value (hereinafter called “Class B Preferred Stock). ~~The Company shall not issue any shares of Class A Preferred Stock or Class B Preferred Stock, if, after giving effect to such issue and the redemption or retirement of any shares of Class A Preferred Stock or Class B Preferred Stock being redeemed or retired concurrently therewith, the aggregate of the amounts payable upon all outstanding shares of Class A Preferred Stock and Class B Preferred Stock in the event of involuntary liquidation, exclusive of accrued dividends, shall exceed One Hundred Million Dollars ($100,000,000.00).~~

The following is a statement of the voting powers and of the designations, preferences, limitations, and relative rights of the Class A Preferred Stock and Class B Preferred Stock and of the qualifications, limitations and restrictions thereof, except to the extent to be fixed by the Board of Directors as hereinafter provided.

1.  Class A Preferred Stock. Shares of Class A Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Class A Preferred Stock shall be alike in every particular. All shares of Class A Preferred Stock shall be identical except as to the following rights and preferences, as to which there may be variations between different series:  the rate of dividend, whether shares may be redeemed and, if so, the redemption price and terms and conditions of redemption, the amount payable upon shares in the event of voluntary and involuntary liquidation, sinking fund provisions, if any, for redemption or purchase of shares and the terms and conditions, if any, on which shares may be converted. So far as is not inconsistent with these Articles of Incorporation and to the full extent now or hereafter permitted by the laws of Utah, there is hereby expressly vested in the Board of Directors of this Corporation the authority to issue one or more series of Class A Preferred Stock and to fix in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors of this Corporation the designation of such series, the relative rights and preferences thereof, and the qualifications, limitations or restrictions of such series, including, but without limiting the generality of the foregoing, the following:

(a)  The distinctive designation of, and the number of shares of Class A Preferred Stock which shall constitute, such series;

(b)  The rate and time at which, and the terms and conditions upon which, dividends, if any, on Class A Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, and whether such dividends shall be cumulative or non-cumulative;

(c)  The right, if any, of the holders of Class A Preferred Stock of such series to convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

(d)  Whether or not Class A Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, Class A Preferred Stock of such series may be redeemed;

(e)  The rights, if any, of the holders of Class A Preferred Stock of such series upon the voluntary or involuntary liquidation of the Corporation;

(f)  The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Class A Preferred Stock of such series; and

(g)  The voting powers, if any, of the holders of such series of Class A Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with other series of Class A Preferred Stock or all series of Class A Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Class A Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

2.  Class B Preferred Stock. Shares of Class B Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Class B Preferred Stock shall be alike in every particular. All shares of Class B Preferred Stock shall be identical except as to the following rights and preferences, as to which there may be variations between different series:  the rate of dividend, whether shares may be redeemed and, if so, the redemption price and terms and conditions of redemption, the amount payable upon shares in the event of voluntary and involuntary liquidation, sinking fund provisions, if any, for redemption or purchase of shares and the terms and conditions, if any, on which shares may be converted. So far as is not inconsistent with these Articles of Incorporation and to the full extent now or hereafter permitted by the laws of Utah, there is hereby expressly vested in the Board of Directors of this Corporation the authority to issue one or more series of Class B Preferred Stock and to fix in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors of this Corporation the designation of such series, the relative rights and preferences thereof, and the qualifications, limitations or restrictions of such series, including, but without limiting the generality of the foregoing, the following:

(a)  The distinctive designation of, and the number of shares of Class B Preferred Stock which shall constitute, such series;

(b)  The rate and time at which, and the terms and conditions upon which, dividends, if any, on Class B Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, and whether such dividends shall be cumulative or non-cumulative;

(c)  The right, if any, of the holders of Class B Preferred Stock of such series to convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

(d)  Whether or not Class B Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, Class B Preferred Stock of such series may be redeemed;

(e)  The rights, if any, of the holders of Class B Preferred Stock of such series upon the voluntary and involuntary liquidation of the Corporation;

(f)  The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Class B Preferred Stock of such series; and

(g)  The voting powers, if any, of the holders of such series of Class B Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with other series of Class B Preferred Stock or all series of Class B Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Class B Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

~~ARTICLE V~~

~~The Corporation will not commence business until consideration of a value of at least one thousand dollars ($1,000) has been received for the issuance of shares.~~

ARTICLE V~~I~~

PREEMPTIVE RIGHTS

Stockholders shall have no preemptive rights to acquire any securities of the Corporation.

ARTICLE VI~~I~~

POWERS OF THE BOARD OF DIRECTORS

In furtherance but not in limitation of the powers conferred by the statutes of the State of Utah, the Board of Directors without the authority, consent, vote or other action of the stockholders, or any of them, is expressly authorized:

From time to time, as and when, and upon such terms and conditions as it may determine, to issue any part of the authorized capital stock of the Corporation, without being required to offer such stock on a pro rata basis to the stockholders of the Corporation.

To purchase, or otherwise acquire for the Corporation, any property, rights or privileges which the Corporation is authorized to acquire at such price or consideration and generally upon such terms and conditions as it deems fit.

In its discretion to pay for any property or rights acquired by the Corporation, either wholly or partly in money, stock, bonds, debentures, or other securities of the Corporation.

From time to time to fix and vary the amount of the working capital, and to direct and determine the use and disposition of any surplus or net profits, over and above the capital stock paid in; and in its discretion to use and apply any such surplus or accumulated profits in acquiring the bonds or other obligations or shares of the capital stock of this Corporation to such an extent and in such manner and upon such terms as the Board of Directors shall deem expedient, but no funds or property of the Corporation shall be used for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of the Corporation, and shares of its capital stock, when acquired by the Corporation may, from time to time, successively be resold and repurchased.

To issue and sell, pledge or otherwise dispose of bonds, debentures or other obligations of the Corporation from time to time, without limitation as to amount, for any of the objects or purposes of the Corporation, and, if desired, to secure the same of any thereof by mortgage, pledge, deed of trust or otherwise, upon all or any part of the property of every kind of the Corporation, and to cause the Corporation to guarantee bonds, debentures, dividends or other obligations of other corporations.

At any time, or from time to time, to sell, assign, transfer, convey, lease or otherwise dispose of the whole or any part of the property and assets of every kind and nature of the Corporation upon such terms and conditions as the Board of Directors may deem expedient for the best interests of the Corporation.

To cause the Corporation to be licensed or recognized in any state, county, city or other municipality of the United States, the territories thereof, the District of Columbia, colonial possessions or territorial acquisitions, and in any foreign country, and in any town, city or municipality thereof, to conduct its business and have one or more offices therein.

To make, alter, amend or rescind the Bylaws of the Corporation.

To authorize and cause to be executed, mortgages and liens upon the real and personal property of the Corporation.

From time to time to determine whether and to what extent, and at what time and place and under what conditions and regulations, the accounts and books of this Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of this Corporation, except as permitted by statute of the State of Utah or authorized by the Board of Directors.

The Corporation may, in its Bylaws, confer powers additional to the foregoing upon the Directors in addition to the powers and authority expressly conferred upon them by statute.

~~ARTICLE VIII~~

~~The names of the incorporators of said Corporation are as follows:~~

~~Name~~

~~Address~~

~~Glenn H. Robinson~~

~~850 Northcrest Drive~~

~~Salt Lake City, Utah 84103~~

~~Margaret M. Boevers~~

~~3735 South 3100 East~~

~~Salt Lake City, Utah 84109~~

~~Stephen E. Parks~~

~~4940 Sommet Drive~~

~~Salt Lake City, Utah 84117~~

ARTICLE ~~IX~~ VII

REGISTERED AGENT

The address of ~~said~~the Corporation's ~~initial~~ registered office and the name of its ~~initial~~ registered agent at such address are:

~~Glenn H. Robinson~~

~~850 Northcrest Drive~~

~~Salt Lake City, Utah 84103~~

T. C. Jepperson

180 East 100 South

Salt Lake City, Utah 84101

~~ARTICLE X~~

~~The number of directors constituting the initial Board of Directors shall be three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of stockholders and until their successors are elected and qualified are:~~

~~Name~~

~~Address~~

~~Glenn H. Robinson~~

~~850 Northcrest Drive~~

~~Salt Lake City, Utah 84103~~

~~Margaret M. Boevers~~

~~3735 South 3100 East~~

~~Salt Lake City, Utah 84109~~

~~Stephen E. Parks~~

~~4940 Sommet Drive~~

~~Salt Lake City, Utah 84117~~

ARTICLE ~~XI~~ VIII

BOARD OF DIRECTORS

~~1.  Effective as of the initial annual meeting of stockholders, there shall be thirteen (13) directors of the Corporation, notwithstanding any other provision of these Articles of Incorporation or of the Bylaws.~~

~~2.~~

The directors, ~~except those hereinbefore named as initial directors and those chosen to fill a vacancy for an unexpired term, must~~ except those directors chosen to fill a vacancy for an unexpired term, shall be elected by the stockholders at the regular annual stockholders meeting (the “Annual Meeting”), or, if not held, at any special meeting of the stockholders called for that purpose. ~~As to the directors elected at the initial annual meeting of stockholders, the first class of directors shall hold office for an initial term of one (1) year, the second class of directors shall hold office for an initial term of two (2) years, and the third class of directors shall hold office for an initial term of three (3) years, expiring, respectively, at the first, second and third annual meetings of stockholders held after such initial annual meeting of stockholders. Thereafter, each class shall hold office for terms expiring at the third annual meeting of stockholders following the most recent election of such class.~~   The number of directors shall be fixed by the Board as provided in the Bylaws of the Company. At the 2010 Annual Meeting, the successors of each director whose term expires at that meeting shall be elected for a term expiring at the 2011 Annual Meeting or at such time as such director’s successor is duly elected and qualified, or at the time of such director’s earlier death, resignation, disqualification or removal. At the 2011 Annual Meeting, the successors of each director whose term expires at that meeting shall be elected for a term expiring at the 2012 Annual Meeting or at such time as such director’s successor is duly elected and qualified, or at the time of such director’s earlier death, resignation, disqualification or removal. At the 2012 Annual Meeting and each subsequent Annual Meeting, the successors of each director whose term expires at that meeting shall be elected for a term expiring at the next Annual Meeting or at such time as such director’s successor is duly elected and qualified, or at the time of such director’s earlier death, resignation, disqualification or removal.

Notwithstanding any other provision of these Articles of Incorporation or of the Bylaws, any director or directors, including the entire Board of Directors, may be removed at any time, but only with cause and by the affirmative vote of at least two-thirds of the issued and outstanding stock of the Corporation that is entitled to vote for the election of directors, and no qualification for the office of director that may be provided for in the Articles of Incorporation or the Bylaws shall apply to any director in office at the time such qualification was adopted or to any successor appointed by the remaining directors to fill the unexpired portion of the term of such director.

ARTICLE IX

DIRECTOR LIABILITY

Liability of the Corporation’s directors to the Corporation and its stockholders shall be limited to the fullest extent permitted by Utah law for monetary damages for any action taken or any failure to take any action as a director. ~~No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for any transaction from which the director derived an improper personal benefit; or (iv) for any action that would result in statutory liability of the director under Section 16-10-44 of the Utah Code Annotated~~  Any repeal or modification of this paragraph by the stockholders shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation for acts or omissions occurring prior to the effective date of such repeal or modification.

ARTICLE X~~II~~

AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provisions contained in the Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Nevertheless, and in addition to any other provision of these Articles of Incorporation, the Bylaws, or statutes, the affirmative vote of eighty percent of the issued and outstanding capital stock of the Corporation that is entitled to vote for the election of directors shall be required for the deletion of language in or any amendment to ~~Article XI, this Article XII, or Article XIV~~ Article VIII, Article IX, this Article X or Article XII or for any amendment to these Articles of Incorporation or to the Bylaws (unless such amendment to the Bylaws is approved by the Directors in accordance with the Bylaws) that would restrict or limit the power or authority of the Board of Directors or any other officer or agent of the Corporation; that would vest any powers of the Corporation in any other officer or agent other than the Board of Directors or officers and agents appointed by or under the authority of the Board of Directors; that would require the approval of any stockholders in order for the Board of Directors or any officer or agent to take any action; or that would change the quorum requirement for any meeting of the Board of Directors, the vote by which it must act in connection with any matter, the manner of calling or conducting meetings of Directors, or the place of such meetings.

ARTICLE XI~~II~~

STOCKHOLDER LIABILITY

The private property of the stockholders shall not be liable for any obligations or debts of the Corporation.

ARTICLE XI~~V~~I

BUSINESS COMBINATION

1.  The affirmative vote of the holders of not less than eighty percent of the outstanding shares of capital stock of the Corporation entitled to vote shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) involving a "Related Person" (as hereinafter defined); provided, however, that the eighty percent voting requirement shall not be applicable if:

(a)  The "Continuing Directors" (as hereinafter defined) of the Corporation by a two-thirds vote have expressly approved such Business Combination either in advance of or subsequent to such Related Person's having become a Related Person; or

(b)  The following conditions are satisfied:

(i)  The aggregate amount of the cash and the "Fair Market Value" (as hereinafter defined) of the property, securities or "Other Consideration" (as hereinafter defined) to be received per share by all holders of capital stock of the Corporation in the Business Combination, other than the Related Person involved in the Business Combination, is not less than the "Highest Per Share Price" or the "Highest Equivalent Price" (as hereinafter defined) paid by the Related Person in acquiring any of its holdings of the Corporation's capital stock; and

(ii)  A proxy statement complying with the requirements of the Securities Exchange Act of 1934, as amended, whether or not the Corporation is then subject to such requirements shall have been mailed to all stockholders of the Corporation for the purpose of soliciting stockholder approval of the Business Combination. The proxy statement shall contain at the front thereof, in a prominent place, the position of the Continuing Directors as to the advisability (or inadvisability) of the Business Combination and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by the Continuing Directors as to the fairness of the terms of the Business Combination, from the point of view of the holders of the outstanding shares of capital stock of the Corporation other than any Related Person.

Such eighty percent vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

2.  For purposes of this Article ~~XIV~~XII:

(a)  The term "Business Combination" shall mean (i) any merger, consolidation or share exchange of the Corporation or a subsidiary of the Corporation with or into a Related Person, in each case without regard to which entity is the surviving entity; (ii) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary of the Corporation) or a subsidiary of the Corporation to or with a Related Person (whether in one transaction or series of transactions); (iii) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation; (iv) the issuance, transfer or delivery of any securities of the Corporation or a subsidiary of the Corporation by the Corporation or any of its subsidiaries to a Related Person (other than an issuance or transfer of securities which is effected on a pro rata basis to all stockholders of the Corporation); (v) any recapitalization or reclassification of securities (including any reverse stock split) that would have the effect of increasing the voting power of a Related Person; (vi) the issuance or transfer by a Related Person of any securities of such Related Person to the Corporation or a subsidiary of the Corporation (other than an issuance or transfer of securities which is effected on a pro rata basis to all stockholders of the Related Person); (vii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Related Person; or (viii) any agreement, plan, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

(b)  The term "Related Person" shall mean and include any individual, partnership, corporation or other person or entity which, as of the record date for the determination of stockholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of such transaction, together with its "Affiliates" and "Associates" (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at the date of the adoption of this Article ~~XIV~~XII by the stockholders of the Corporation (collectively, and as so in effect, the "Exchange Act")), are "Beneficial Owners" (as defined in Rule 13d-3 of the Exchange Act) in the aggregate of 10% or more of the outstanding shares of any class of capital stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.  Notwithstanding any provision of Rule 13d-3 to the contrary, an entity shall be deemed to be the Beneficial Owner of any share of capital stock of the Corporation that such entity has the right to acquire at any time pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

(c)  The term "Substantial Part" shall mean more than 20% of the fair market value, as determined by two-thirds of the Continuing Directors, of the total consolidated assets of the Corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.

(d)  The term "Other Consideration" shall include, without limitation, Common Stock or other capital stock of the Corporation retained by stockholders of the Corporation other than Related Persons or parties to such Business Combination in the event of a Business Combination in which the Corporation is the surviving corporation.

(e)  The term "Continuing Director" shall mean a Director who is unaffiliated with any Related Person and either (i) was a member of the Board of Directors of the Corporation immediately prior to the time the Related Person involved in a Business Combination became a Related Person or (ii) was designated (before his or her initial election or appointment as Director) as a Continuing Director by a majority of the then Continuing Directors.

(f)  The terms "Highest Per Share Price" and "Highest Equivalent Price" as used in this Article ~~XIV~~XII shall mean the following:  if there is only one class of capital stock of the Corporation issued and outstanding, the Highest Per Share Price shall mean the highest price that can be determined to have been paid at any time by the Related Person for any share or shares of that class of capital stock. If there is more than one class of capital stock of the Corporation issued and outstanding, the Highest Equivalent Price shall mean with respect to each class and series of capital stock of the Corporation, the amount determined by a majority of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent of the Highest Per Share Price that can be determined to have been paid at any time by the Related Person for any share or shares of any class or series of capital stock of the Corporation. In determining the Highest Per Share Price and Highest Equivalent Price, all purchases by the Related Person shall be taken into account regardless of whether the shares were purchased before or after the Related Person became a Related Person. Also, the Highest Per Share Price and the Highest Equivalent Price shall include any brokerage commissions, transfer taxes, soliciting dealers' fees and other expenses paid by the Related Person with respect to the shares of capital stock of the Corporation acquired by the Related Person. In the case of any Business Combination with a Related Person, the Continuing Directors shall determine the Highest Per Share Price and the Highest Equivalent Price for each class and series of capital stock of the Corporation.

(g)  The term "Fair Market Value" shall mean (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a two-thirds vote of the Continuing Directors in good faith; and (ii) in the case of property other than stock or cash, the fair market value of such property on the date in question as determined by a two-thirds vote of the Continuing Directors in good faith.

3.  The determinations of the Continuing Directors as to Fair Market Value, Highest Per Share Price, Highest Equivalent Price, and the existence of a Related Person or a Business Combination shall be conclusive and binding.

4.  Nothing contained in this Article ~~XIV~~XII shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

5.  The fact that any Business Combination complies with the provisions of paragraph 1(b) of this Article ~~XIV~~XII shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

6.  Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation, the affirmative vote of the holders of not less than eighty percent of the outstanding shares of capital stock shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, this Article ~~XIV~~XII.

The foregoing Amended and Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Restated Articles of Incorporation as previously amended and supersede the Restated Articles of Incorporation as amended.

Dated this __th day of May, 2009.

QUESTAR CORPORATION

By:__________________________________

By:

__________________________________

KEITH O. RATTIE

ABIGAIL L. JONES

President and Chief Executive Officer

Corporate Secretary

Appendix B

QUESTAR CORPORATION

LONG-TERM CASH INCENTIVE PLAN

(as amended and restated effective January 1, 2009)

Section 1.

Purpose.

The Questar Corporation Long-term Cash Incentive Plan (the "Plan") is designed to encourage key employees of Questar Corporation and its affiliated companies (the "Company") to focus attention on the long-term profitability and growth of the Company, thereby serving the interests of the Company's shareholders and to align employee incentives with shareholder value creation.

Section 2.

Definitions.

"Board" means the Board of Directors of the Company or a successor to the Company.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" means the Management Performance Committee of the Board of Directors, which is comprised wholly of independent, outside directors.

"Covered Employee" means a Key Employee who is a "covered employee" as defined in Section 162(m)(3) of the Code and the regulations promulgated pursuant to it or who the Committee believes will be such a covered employee for a Performance Period, and who the Committee believes will have remuneration in excess of $1,000,000 for the Performance Period, as provided in Section 162(m) of the Code.

"Designated Beneficiary" means the beneficiary designated by the Key Employee, in a manner determined by the Committee, to receive amounts due the Key Employee in the event of the Key Employee's death.  In the absence of an effective designation by the Key Employee, Designated Beneficiary shall mean the Key Employee's beneficiary(ies) designated by the Key Employee (or deemed by law to be designated) under Questar Corporation’s Employee Investment Plan, or if no such designation, to the Key Employee’s estate.

"Disability" means a condition that renders a Key Employee unable to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.  The foregoing definition of Disability shall be interpreted in a manner consistent with Section 409A of the Code and relevant guidance issued thereunder.

"Employer" means the Company and any affiliate that agrees to bear the costs of having its Key Employees participate in the Plan.  The term shall also mean any successor to the Company.

"Fiscal Year" means the fiscal year of the Company.

"Key Employee" means an officer, manager or senior professional within the Company who plays a key role in achieving the Company's strategic plans and total return goals.  To participate in the Plan, an employee must be nominated by the Company's President and Chief Executive Officer and confirmed by the Committee.  An employee's status as an officer, manager, or senior professional does not make him automatically eligible to participate in the Plan.

"Performance Goals" means the objective(s) established by the Committee for a Performance Period.  As a general rule, the Performance Goal shall be Total Shareholder Return or other performance measure deemed by the Committee to be closely linked to long-term shareholder value.  Performance Goals may include alternate and multiple goals and may be based on one or more business and or financial criteria.  The Committee may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any business unit within it:  (a)  Total Shareholder Return;  (b)  return on assets, equity, capital or investment;  (c)  pre-tax or after-tax profit levels including earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profits after tax; net income;  (d)  cash flow and cash flow return on investment;  (e)  economic value added and economic profit; or  (f)  growth in earnings per share.  Performance Goals must be objective and must satisfy third party "objectivity" standards under Section 162(m) of the Code and regulations promulgated pursuant to it.

"Performance Period" or "Period" means the period of years selected by the Committee during which Total Return or other Performance Goals are measured for purposes of determining the extent to which a Key Employee has earned his Target Bonus or any portion or multiple of it.  A Performance Period must be at least two years in length.

"Target Bonus" means the dollar amount specified for each Key Employee within the 60 days after the beginning of a Performance Period.

"Termination of Employment" means the date on which a Key Employee shall cease to serve as an employee for any reason.

"Total Shareholder Return" means the change in stock price for the relevant period plus any dividends the Company pays its shareholders during the year, expressed as a percentage.

Section 3.

Administration.

The Plan shall be administered by the Committee, unless otherwise determined by the Board.  The Committee shall have sole and complete authority to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the operation of the Plan, and to interpret the terms and provisions of the Plan.  The Committee's decisions shall be binding upon all parties, including the Company, stockholders, Key Employees, and Designated Beneficiaries.

Section 4.

Eligibility.

When reviewing an employee's nomination for Plan participation, the Committee may consider such factors as the employee's functions and responsibilities and the employee's past, present, and future contributions to the Company's growth and profitability.

Nothing contained in the Plan shall confer upon any Key Employee any right to continue in the employment or service of the Company or to limit in any respect the right of the Company to terminate the Participant's employment or service at any time and for any reason.

Section 5.

Determination of Key Employees, Target Bonuses, and Performance Goals.

Within 90 days after the beginning of each Performance Period, the Committee shall name individuals to participate in the Plan as Key Employees, determine each Key Employee's Target Bonus, and approve the Performance Goal(s) (with minimum payout portions of Target Bonuses and maximum payout multiples of Target Bonuses) for a defined Performance Period.  At such time, the Committee shall also approve the peer companies for the Total Shareholder Return comparison and approve the maximum amount that can be paid pursuant to the terms of the Plan at the end of the Performance Period.

Any payment under this Plan to a Covered Employee with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Goals that are specified in advance by the Committee.  The Committee shall certify in writing prior to approval of any such payment that such applicable Performance Goals relating to the payment are satisfied.  (Approved minutes of the Committee may be used for this purpose.)

The maximum payment that may be paid to any Key Employee under the Plan for any Performance Period shall be $8,000,000.

Section 6.

Determination of Awards.

Within 60 days after the end of each Performance Period, the Committee shall compute incentive awards for each Key Employee, using the Target Bonus and Performance Goals previously approved.  All awards shall be made in cash and in one installment in the year following the year in which the Performance Period ends, generally within the first 60 days of such following year.  Aggregate awards calculated pursuant to the terms of the Plan shall not exceed the maximum limit approved by the Board of Directors for the Performance Period involved.  To be eligible to receive a payment, the Key Employee must be actively employed by the Company or an affiliate as of the date of distribution except as provided in Section 7, and must not have been placed on probation at any time during such period.

Section 7.

Termination of Employment.

In the event a Key Employee ceases to be an employee during a Performance Period for any reason other than death, disability, retirement, or a Change in Control, he shall not be entitled to any payment pursuant to the terms of the Plan.  If a Key Employee terminates employment as a result of death, Disability, or retirement, his award for the Performance Period (if any), as calculated pursuant to Section 6, shall be prorated based on the length of his service during the Performance Period when compared to the entire Period.  For the purpose of this Plan, retirement shall mean any voluntary Termination of Employment on or after age 55 with 10 years of service.  All prorated awards shall be paid to the Key Employee (or his Designated Beneficiary, in the event of his death) at the time specified in Section 6, subject to the requirements of Section 8i, if applicable.

In the event a Key Employee ceases to be an employee during a Performance Period as a result of a Change of Control during a Performance Period, he shall be entitled to receive a payment equal to his Target Bonus for such Performance Period.  Such payment shall be made to him within 30 days after his Termination of Employment, subject to the requirements of Section 8i if applicable.  Notwithstanding the foregoing, in no event shall a Covered Employee who is a participant in the Company’s Executive Severance Compensation Plan as of the Change in Control be entitled to any such payment.

A Change in Control of the Company shall be deemed to have occurred if: (i) any "person" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company is or becomes the beneficial owner (as such term is used in Rule 13d-3 under the Exchange Act) of securities of the Company representing 25 percent or more of the combined voting power of the Company; or (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving:  individuals who, as of May 19, 1998, constitute the Company's Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on May 19, 1998, or whose appointment, election or nomination for election was previously so approved or recommended; or (iii) the Company's stockholders approve a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60 percent of the combined voting power of the securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company's then outstanding securities; or (iv) the Company's stockholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60 percent of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. A Change in Control, however, shall not be considered to have occurred until all conditions precedent to the transaction, including but not limited to all required regulatory approvals, have been obtained.

Section 8.

General Provisions.

a.

Other Benefit Plans.  Any cash awards paid under the terms of this Plan do not constitute "compensation" for purposes of the Company's qualified or welfare benefit plans.

b.

Taxes and Withholding.  All cash payments made under the Plan are subject to withholding for federal, state, and other applicable taxes.  The Company shall deduct any taxes required by law to be withheld from all amounts paid to a Key Employee under this Plan.

c.

Source of Funds.  All cash payments made under the Plan will be paid from the Company's general assets, and nothing contained in the Plan will require the Company to set aside or hold in trust any funds for the benefit of any Key Employee or his Designated Beneficiary.

d.

No Assignment.  No right or benefit under this Plan will be subject to assignment, pledge, encumbrance, or charge, and any attempt to assign, pledge, encumber, or charge such right or benefit will be void.  No such right or benefit will in any manner be subject to the debts or liabilities of a Key Employee.

e.

Amendment of Plan.  The Company's Board of Directors, at any time, may amend, modify, suspend, or terminate the Plan, but such action shall not affect the cash awards earned during any given Performance Period.  No amendment to change the maximum award payable to a Covered Employee, the definition of Covered Employee, or the enumerated Performance Goals shall be effective without shareholder approval.  The Company's Board of Directors cannot amend, modify, suspend, or terminate the Plan following a Change in Control in any manner that would adversely affect Performance Periods existing as of the date of such Change in Control, without the written consent of the affected Key Employees.

f.

Successor.  The Company shall require any Successor or assignment, whether direct, indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business and/or assets of the Company to assume the obligations under this Plan in the same manner and to the same extent that the Company would be required to perform if no such successor assignment had taken place.

g.

Choice of Law.  This Plan will be governed by and construed in accordance with applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the state of Utah.

h.

Effective Date of the Plan.  The Plan was originally effective with respect to the fiscal year beginning January 1, 2004.  The amendment and restatement of the Plan is effective for the fiscal year beginning January 1, 2009. The Plan shall remain in effect until it is suspended or terminated as provided in Section 8e.

i.

409A Compliance.  This Plan and all bonuses payable hereunder are intended to comply with the requirements imposed by Section 409A of the Code, and this Plan shall be interpreted accordingly.  In the event that the Committee determines that all or any portion of any payments provided hereunder are deferred compensation subject to Code Section 409A, then, with respect to any Key Employee who is a “specified employee” (as defined in Section 409A(2)(B)(i)), all of the payments that (i) are deferred compensation subject to Code Section 409A, (ii) are payable on account of the Key Employee's "separation from service" (as determined in accordance with Code Section 409A and relevant guidance thereunder), and (iii) would otherwise be payable prior to the date that is six (6) months after the separation from service (the “Specified Employee Distribution Date”), shall be withheld by the Company and paid on the Specified Employee Distribution Date or as soon thereafter as is administratively feasible.

Dated this ______ day of ______________, 2009.

QUESTAR CORPORATION

By

Keith O. Rattie

Chairman, President & CEO

QUESTAR CORPORATION

** IMPORTANT NOTICE **

Regarding the Availability of Proxy Materials

You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

QUESTAR CORPORATION
ATTN: ABIGAIL L. JONES
180 EAST 100 SOUTH ST.
P.O. BOX 45433
SALT LAKE CITY, UT 84145-0433

R1QST1

Shareholder Meeting to be held on 05/19/09

Proxy Materials Available

- Notice and Proxy Statement
- Annual Report

PROXY MATERIALS - VIEW OR RECEIVE

You can choose to view the materials online or receive a paper or e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

To facilitate timely delivery please make the request as instructed below on or before 05/05/09.

HOW TO VIEW MATERIALS VIA THE INTERNET

Have the 12 Digit Control Number available and visit: www.proxyvote.com

HOW TO REQUEST A COPY OF MATERIALS

1) BY INTERNET - www.proxyvote.com
2) BY TELEPHONE - 1-800-579-1639
3) BY E-MAIL* - sendmaterial@proxyvote.com

*If requesting materials by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line.

See the Reverse Side for Meeting Information and Instructions on How to Vote

PRELIMINARY PROXY MATERIALS–SUBJECT TO COMPLETION

Meeting Information

Meeting Type:	Annual
Meeting Date:	05/19/09
Meeting Time:	8:00 a.m., Mountain Time
For holders as of:	03/10/09

Meeting Location:

Questar Corp
1140 West 200 South
Salt Lake City, UT 84145

How To Vote

Vote In Person

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet

To vote ***now*** by Internet, go to **WWW.PROXYVOTE.COM.** Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

R1QST2

Voting items

THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS1, 2, 3, 4, 5 AND 6.

1. To elect as Directors of Questar Corporation the nominees listed below:

Nominees:

Three-year Terms	One-year Term
01) Keith O. Rattie	4) James A. Harmon
02) Harris H. Simmons	
03) M. W. Scoggins	

3. Proposal to amend Questar Corporation's Articles of Incorporation to provide for the elimination of the Company's classified board structure and remove the requirement that the Company have 13 directors.

4. Proposal to amend Questar Corporation's Articles of Incorporation to remove an outdated statutory reference and clarify the director liability standard.

6. Proposal to amend Questar Corporation’s Articles of Incorporation to eliminate a Provision imposing limits on preferred stock.

The Directors make no voting recommendation on Item 7.

8. A shareholder proposal to utilize a majority voting standard in uncontested director elections.

The Directors recommend a vote "Against" Item 8.

R1QST3